UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☒   Definitive Proxy Statement
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☐   Soliciting Material under §240.14a-12
JAGUAR HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

200 Pine Street, Suite 400, San Francisco, CA 94104
Tel: 415.371.8300 • Fax: 415.371.8311
https://jaguar.health
May 21, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Jaguar Health, Inc. (the “Company”) to be held at 200 Pine Street, Suite 400, San Francisco, CA 94104, on Friday, June 21, 2024, at 8:30 a.m., local time.
At the Annual Meeting you will be asked to (i) elect one (1) Class III director to our Board of Directors (ii) ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, (iii) approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in this proxy statement, (iv) approve an amendment and restatement of the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024), and (v) approve a proposal to grant discretionary authority for the Company to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve proposal (iv).
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. In order to ensure your shares are voted, you may submit a proxy over the Internet, by telephone or by completing and mailing a proxy card or by completing a voting instruction form provided by your bank, broker or other financial intermediary. Submitting a proxy over the Internet, by telephone or by mail will ensure your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.
Sincerely,
Lisa A. Conte
Chief Executive Officer & President

JAGUAR HEALTH, INC.
200 Pine Street
Suite 400
San Francisco, CA 94104
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2024
NOTICE HEREBY IS GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Jaguar Health, Inc. (the “Company”) will be held at 200 Pine Street, Suite 400, San Francisco, CA 94104, on Friday, June 21, 2024, at 8:30 a.m., local time, for the following purposes:
1.   Electing one (1) Class III director (Proposal 1);
2.   Ratifying the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2);
3.   Approving, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement (Proposal 3);
4.   Approving an amendment and restatement of the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024) (Proposal 4);
5.   Approving a proposal to grant discretionary authority to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 (Proposal 5); and
6.   Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.
The board of directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement, which such Proxy Statement is incorporated herein by reference.
Stockholders of record at the close of business on May 13, 2024 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
By Order of the Board of Directors.
Lisa A. Conte
Chief Executive Officer & President
San Francisco, California
May 21, 2024
Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on May 13, 2024 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. If you have questions concerning the proposals in the Proxy Statement, would like additional copies of the Proxy Statement or need help in voting your shares of Common Stock, please contact our proxy solicitor Georgeson LLC at 866-821-0284.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 21, 2024. The proxy materials are available at https://jaguarhealth.gcs-web.com/financial-information/annual-reports

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU SUBMIT A PROXY BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD OR VOTING INSTRUCTION FORM BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE (AS DESCRIBED BELOW).
JAGUAR HEALTH, INC.
200 Pine Street
Suite 400
San Francisco, CA 94104
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2024
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our board of directors to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting will be held at 200 Pine Street, Suite 400, San Francisco, CA 94104, on Friday, June 21, 2024, at 8:30 a.m., local time.
When used in this Proxy Statement, the terms the “Company,” “we,” “us,” “our” and “Jaguar” refer to Jaguar Health, Inc.
The Securities and Exchange Commission (“SEC”) rules require us to provide an annual report to stockholders who receive this Proxy Statement. Accordingly, we have enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which was filed on April 1, 2024, as amended on April 17, 2024, with this Proxy Statement, and we will also provide copies of such documents to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Pursuant to rules adopted by the SEC, the Company is also providing access to its proxy materials over the Internet. All stockholders will have the ability to access the proxy materials at https://jaguarhealth.gcs-web.com/financial- information/annual-reports.
The date on which the Notice of 2024 Annual Meeting of Stockholders, this Proxy Statement, the Annual Report and form of proxy card or voting instruction form are first being sent or given to stockholders is on or about May 29, 2024.

GENERAL INFORMATION ABOUT VOTING
Record Date
As of May 13, 2024, the record date for the Annual Meeting (the “Record Date”), 293,353,560 shares of our voting common stock, par value $0.0001 per share (the “Common Stock”), and 99.3822 shares of Series J Perpetual Preferred Stock, par value of $0.0001 per share (the “Series J Preferred Stock”), were issued and outstanding. Only holders of record of our Common Stock or Series J Preferred Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA 94104 for a period of ten (10) days prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting. In addition, as of May 13, 2024, there were 2,014,131 shares of our non-voting common stock outstanding (convertible into 9 shares of voting common stock), but these shares will have no voting rights with respect to any of the proposals being considered at the Annual Meeting. Each share of non-voting common stock is convertible into one-two hundred thirty-six thousand two hundred fiftieth (1/236,250th) of a share of Common Stock at the election of the holder thereof. The use of the capitalized term “Common Stock” in this Proxy Statement and related materials refers only to the Company’s voting common stock and does not include the Company’s convertible non-voting common stock. Except as otherwise provided herein, the share, per share and exercise price information in this proxy does not reflect any implementation of the Proposed Reverse Stock Split (as defined below) previously approved by stockholders at a Special Meeting of Stockholders held on April 9, 2024.
Voting, Quorum and Revocability of Proxies
Each share of Common Stock entitles the holder of record thereof to one vote. Each share of Series J Preferred Stock entitles the holder of record thereof to 424,304 votes (on an as converted to Common Stock basis, as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series J Perpetual Preferred Stock (the “Certificate of Designation of Series J Preferred Stock”)); provided, that, any holder of Series J Preferred Stock is not entitled to vote, on an as-converted basis and in the aggregate with respect to any shares of Common Stock and preferred stock of the Company beneficially owned by such holder and any Affiliates or Attribution Parties (as such terms are defined in the Certificate of Designation of Series J Preferred Stock) of such holder, more than 9.99% of the Company’s outstanding shares of Common Stock as of the applicable record date (the “Voting Cap”). No other securities are entitled to be voted at the Annual Meeting. Each stockholder holding Common Stock and/or Series J Preferred Stock may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof, subject to the Voting Cap. Holders of Common Stock and Series J Preferred Stock (on an as converted to Common Stock basis) will vote on the Proposals together as a single class.
Stockholders have no right to cumulative voting as to any matter, including the election of a Class III director. The presence, in person or represented by proxy, of holders of one third (1/3) of the voting power of the shares of Common Stock and Series J Preferred Stock (on an as converted to Common Stock basis but subject to the Voting Cap) outstanding on the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked “ABSTAIN” or “WITHHOLD,” as well as broker non-votes, will be counted as “present” for purposes of determining the existence of a quorum. If a quorum should not be present, either the chairperson of the meeting or a majority in voting power of the stockholders present in person or by proxy and entitled to vote on the adjournment may adjourn such meeting from time to time until a quorum is obtained.
Our board of directors is soliciting proxies for use in connection with the Annual Meeting and any postponement or adjournment thereof. If you submit a proxy via the Internet or by telephone or execute and return the proxy card or voting instruction form accompanying this Proxy Statement, your shares will be voted as you direct on all matters properly coming before the Annual Meeting for a vote. For Proposal 1, you may vote “FOR” or “WITHHOLD” authority for the nominee. For Proposals 2, 3, 4 and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to the Company or to vote your shares in person at the Annual Meeting. If you hold your shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting in person provided that you present a valid legal proxy granted by the record holder (i.e., bank, broker, trustee or other nominee) to you.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described in the proxy card or voting instruction form, so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting in person and voting on each proposal for which you previously granted the proxy holder authority to vote for on your behalf (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA 94104, Attention: Jonathan S. Wolin. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.
The shares represented by all valid proxies received will be voted in the manner specified. Where specific choices are not indicated on a validly executed and delivered proxy, the shares represented by such proxy will be voted: (i) “FOR” the election of the nominee for Class III director named in this Proxy Statement, (ii) “FOR” the ratification of the appointment of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, (iii) “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers; (iv) “FOR” the approval of an amendment to the Company’s 2014 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024); and (v)”FOR” the approval of a proposal to grant discretionary authority for the Company to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.
We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. We have retained Georgeson LLC to solicit proxies for a base fee of $6,500 plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock and Series J Preferred Stock.
Broker Voting
Brokers holding shares of record in “street name” for a beneficial owner have the discretionary authority to vote on some matters (routine matters) if they do not receive instructions from the beneficial owner regarding how the beneficial owner wants the shares voted at least 10 days before the date of the meeting; provided the proxy materials are transmitted to the beneficial owner at least 15 days before the meeting. There are also some matters with respect to which brokers do not have discretionary authority to vote (non-routine matters) if they do not receive timely instructions from the beneficial owner. When a broker does not have discretion to vote on a particular matter and the beneficial owner has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, but will not be treated as votes cast with respect to non-routine matters.
The proposal to ratify the appointment of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) and the proposal to approve discretionary authority for the Company to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 (Proposal 5) are considered routine matters and brokers will be permitted to vote in their discretion on these matters on behalf of beneficial owners who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. In contrast, the proposal to elect the Class III director (Proposal 1), the proposal to approve, on an advisory basis, the compensation paid to our named executive officers (Proposal 3) and the proposal to approve an amendment to the Company’s 2014 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024) (Proposal 4) are not considered “routine” matters and brokers do not have discretionary authority to vote on behalf of beneficial owners on such matters.
Required Vote
Proposal 1 — Election of Class III Director
With respect to the proposal to elect a Class III director (Proposal 1), you may vote in favor of the nominee or withhold your vote as to the nominee. The vote required to approve Proposal 1 is governed by Delaware law, the COI, and our Amended and Restated Bylaws, as amended (the “Bylaws”) and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of the Class III director. Stockholders have no right to cumulative voting as to any matter, including the election of the Class III director.
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
With respect to the proposal to ratify the Audit Committee’s appointment of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law, the COI and the Bylaws and is the affirmative vote of the holders of a majority in voting power of the votes cast on such proposal at the Annual Meeting by the holders entitled to vote thereon, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 2.
Proposal 3 — Advisory Vote on Executive Compensation
With respect to the advisory vote on the approval of compensation of our named executive officers (Proposal 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law, the COI and the Bylaws and is the affirmative vote of the holders of a majority in voting power of the votes cast on such proposal at the Annual Meeting and entitled to vote thereon, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 3.
Proposal 4 — Amendment to the 2014 Plan to Increase the Number of Shares of Common Stock Authorized for Issuance under the 2014 Plan by 45,500,000 Shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024)
With respect to the proposal to approve an amendment and restatement of the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares

(equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024) (Proposal 4), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law, Nasdaq Listing Rules, the COI and the Bylaws and is the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders entitled to vote thereon, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 4.
Proposal 5 — Adjournment
With respect to the proposal to grant discretionary authority to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve Proposal 5 is governed by Delaware law, the COI and the Bylaws and is the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders entitled to vote thereon, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 5.
Note Regarding Share Number Disclosures in Proxy Statement
On April 9, 2024, the Company held a Special Meeting of Stockholders in order to, among other things, seek stockholder approval of an amendment to the Company’s COI to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of not less than one-for-two (1:2) and not greater than one-for-one hundred and fifty (1:150), with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Board on or before January 22, 2025 without further approval or authorization of the Company’s stockholders (the “Proposed Reverse Stock Split”). On May 17, 2024, the Company announced that it will effect the Proposed Reverse Stock Split at an exchange ratio of 1-for-60, on May 23, 2024 in order to support the Company’s compliance with Nasdaq’s listing standards. The record date for the Annual General Meeting of Stockholders to which this proxy statement applies was May 13, 2024, prior to the effectiveness of any implementation of the Proposed Reverse Stock Split. Therefore, except as otherwise provided herein, the disclosures in this proxy statement reflect share numbers outstanding prior to the effectiveness of the Proposed Reverse Stock Split.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The statements in this Proxy Statement that are not historical statements, including statements regarding future capital-raising activities and expected use of proceeds therefrom, our estimates regarding expenses, future revenues, capital requirements, needs for additional financing, our ability to obtain additional financing, our success with regard to any business development initiatives, our ability to recruit or retain key scientific or management personnel or to retain our executive officers, our stock price and ability to meet the continued listing requirements of The Nasdaq Capital Market, and any other statements regarding our future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from the results expressed or implied by the statements. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our annual report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”).
Any forward-looking statements should be considered in light of such important factors. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement is made.
All subsequent written and oral forward-looking statements concerning the matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of May 13, 2024 for:
•
each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•
each of our named executive officers;

•
each of our directors; and

•
all directors and named executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants or convertible securities held by such persons that are currently exercisable or convertible or exercisable or convertible within 60 days of May 13, 2024, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage of beneficial ownership is based on (i) 293,353,560 shares of Common Stock and (ii) 2,014,131 shares of non-voting common stock, par value $0.0001 per share (convertible into 9 shares voting common stock after the effects of the reverse stock split effected through January 23, 2023) outstanding as of May 13, 2024.
Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, California 94104.
	Voting Common Stock
Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
GEN ILAC VE SAGLIK URUNLERI SANAYI VE TICARET ANONIM SIRKETI (A.S)(1)	16,666,666	5.38%
Named executive officers and directors:
Lisa A. Conte(2)	12,151	*
Pravin Chaturvedi, Ph.D.(3)	2,822
Steven R. King, Ph.D(4)	3,539	*
Jonathan S. Wolin(5)	2,994	*
James J. Bochnowski(6)	6,340	*
Jonathan B. Siegel(7)	3,089	*
John Micek III(8)	2,297	*
Anula Jayasuriya(9)	1,718	*
All current executive officers and directors as a group (8 persons)(10)	34,950	*

(1)
The address for the reporting person is MUSTAFA KEMAL MAH. 2119 SK. NO:3 06520 CANKAYA- ANKARA, TURKIYE . Represents 16,666,666 shares of Common Stock held by GEN ILAC VE SAGLIK URUNLERI SANAYI VE TICARET ANONIM SIRKETI (A.S).

(2)
Represents (i) 4,766 shares of Common Stock (ii) 7,384 shares of Common Stock issuable to Ms. Conte under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2024, and (iii) Bridge Warrants exercisable into 167 shares of Common Stock. The weighted average exercise price of the 7,384 stock options is $800.64.

(3)
Represents (i) 1,270 shares of Common Stock and (ii) 1,552 shares of Common Stock issuable to Dr. Chaturvedi under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2024. The weighted average exercise price of the 1,552 stock options is $364.41.

(4)
Represents (i) 1,144 shares of Common Stock and (ii) 2,395 shares of Common Stock issuable to Dr. King under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2024. The weighted average exercise price of the 2,395 stock options is $778.54.

(5)
Represents (i) 1,137 shares of Common Stock and (ii) 1,857 shares of Common Stock issuable to Mr. Wolin under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2024. The weighted average exercise price of the 1,857 stock options is $366.76.

(6)
Represents (i) 2,266 shares of Common Stock, (ii) 1,496 shares of Common Stock issuable to Mr. Bochnowski under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2024, and (iii) Series 1, Series 2, and Bridge Warrants exercisable into 2,577 shares of Common Stock. The weighted average exercise price of the 1,496 stock options is $1,050.07.

(7)
Represents (i) 1,365 shares of Common Stock, (ii) 1,456 shares of Common Stock issuable to Mr. Siegel under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2024, and (iii) Series 1, Series 2, and Bridge Warrants exercisable into 182 shares of Common Stock. The weighted average exercise price of the 1,456 stock options is $500.07.

(8)
Represents (i) 1,306 shares of Common Stock and (ii) 991 shares of Common Stock issuable to Mr. Micek under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2024. The weighted average exercise price of the 991 stock options is $923.02.

(9)
Represents (i) 1,718 shares of Common Stock issued to Dr. Jayasuriya. She was granted 1,718 restricted stock units under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) in April 2023 and 68,568 in August 2023. The restricted stock units granted in April 2023 fully vested in July 2023 and the restricted stock units granted in August, 2023 will vest yearly for the next two years. Dr. Jayasuriya was granted 1,718 restricted stock units on July 2, 2022 contingent upon the Company having sufficient authorized shares of Common Stock under the 2014 Plan on or before June 30, 2023. Such restricted stock units will vest in full on the one-year anniversary of the grant date, subject to Dr. Jayasuriya’s continuous service through such vesting date.

(10)
See footnotes (2 – 9).

PROPOSAL 1 — ELECTION OF DIRECTOR
Nominee
Our Board of Directors currently consists of five (5) members, James J. Bochnowski, Lisa A. Conte, John Micek III, Jonathan B. Siegel, and Anula Jayasuriya, who are divided into three classes with staggered three- year terms. The Board has nominated Anula Jayasuriya, whose term as a Class III director will expire at the Annual Meeting, for re-election as a Class III director. If elected as a Class III director at the Annual Meeting, the nominee will serve and hold office for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until her successor has been duly elected and qualified.
The nominee has consented to continue her service as a director if elected. If the nominee should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or by resolution provide for a lesser number of directors or fill the vacancy. The nominee for director is, at present, a director of Jaguar and has been nominated by our Nominating and Corporate Governance Committee and ratified by our full Board.
Vote Required
The vote required to approve Proposal 1 is the plurality of the votes cast by the holders of shares of Common Stock and Series J Preferred Stock (on an as converted to Common Stock basis, subject to the Voting Cap) represented and entitled to vote at the Annual Meeting, voting as a single class, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the vote for Proposal I. Stockholders have no right to cumulative voting as to any matter, including the election of Anula Jayasuriya as the Class III director.
The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 1 to elect Anula Jayasuriya as Class III director.
Information Regarding the Board of Directors and Director Nominee
The following table lists our directors and proposed director nominee, their respective ages and their positions as of May 13, 2024:
Name	Age	Position
James J. Bochnowski(1)(2)(3)	80	Chairman of the Board (Class I)
Lisa A. Conte	65	Chief Executive Officer, President and Director (Class I)
John Micek III(1)(3)	71	Director (Class II)
Jonathan B. Siegel(1)(2)	50	Director (Class I)
Anula Jayasuriya	67	Director (Class III)

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating committee.

Anula Jayasuriya has served as a member of our board of directors since July 2022. In 2013, Dr. Jayasuriya founded EXXclaim Capital and is currently serving as its Founder and Managing Director. She has also served on the board of directors of Lineage Cell Therapeutics, Inc. (NYSE: LCTX) since May 2021. In 2006, she co-founded the Evolvence India Life Science Fund, managing the fund until July of 2017. From 2001 to 2002, Dr. Jayasuriya was a partner with Skyline Ventures in Palo Alto, and prior to that with the German/US venture capital firm TVM, in San Francisco. Her prior positions include VP, Business Development at Genomics Collaborative, Inc., from 1999 to 2000, VP, Global Drug Development at Hoffman-La Roche from 1994 to 1998 and Director, Outcomes Research at Syntex Laboratories.

Dr. Jayasuriya received a B.A. from Harvard University summa cum laude, a M. Phil. in pharmacology from the University of Cambridge, an M.D. and Ph.D. (in Microbiology and Molecular Genetics) from Harvard Medical School and an M.B.A. with distinction from Harvard Business School.
We believe Dr. Jayasuriya is qualified to serve on our board of directors due to her extensive experience in healthcare investment and management.
Lisa A. Conte has served as our President, Chief Executive Officer and a member of our board of directors since she founded the Company in June 2013. Ms. Conte also serves as the Chief Executive Officer and a member of the board of Napo since she founded Napo in November 2001 and is the Chairman of the board of our majority owned subsidiary Napo Therapeutics, S.p.A. (f/k/a Napo EU S.p.A.) (“Napo Therapeutics”) since its inception in March 2021. In 1989, Ms. Conte founded Shaman Pharmaceuticals, Inc., a natural product pharmaceutical company. Ms. Conte is also currently a member of the board of directors of Healing Forest Conservatory, a California not-for-profit public benefit corporation, and serves on the Editorial Advisory Board of Life Science Leader magazine and on the Leadership Council of Pure Earth. Ms. Conte holds an M.S. in Physiology and Pharmacology from the University of California, San Diego, and an M.B.A. and A.B. in Biochemistry from Dartmouth College.
We believe Ms. Conte is qualified to serve on our board of directors due to her extensive knowledge of our Company and experience with our product and product candidates, as well as her experience managing and raising capital for public and private companies.
James J. Bochnowski has served as a member of our board of directors since February 2014 and as Chairperson of our board since June 2014. He also serves as a member of the board of directors of our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), since February 2014. Since 1988, Mr. Bochnowski has served as the founder and Managing Member of Delphi Ventures, a venture capital firm. In 1980, Mr. Bochnowski co-founded Technology Venture Investors. Mr. Bochnowski holds an M.B.A. with distinction from Harvard University Graduate School of Business and a B.S. in Aeronautics and Astronautics from Massachusetts Institute of Technology.
We believe Mr. Bochnowski is qualified to serve on our board of directors due to his significant experience with venture capital backed healthcare companies and experience as both an executive officer and member of the board of directors of numerous companies.
John Micek III has served as a member of our board of directors and the board of directors of Napo since April 2016 and a member of the board of directors of Napo Therapeutics since March 2021. From 2000 to 2010, Mr. Micek was managing director of Silicon Prairie Partners, LP, a Palo Alto, California based family-owned venture fund. Since 2010, Mr. Micek serves on the board of directors of Armanino Foods of Distinction, Innovare Corporation and JAL/Universal Assurors. He was also a board member and the Chief Executive Officer and Chief Financial Officer of Enova Systems. From March 2014 to August 2015 he served as interim Chief Financial Officer for Smith Electric Vehicles, Inc. Mr. Micek is a cum laude graduate of Santa Clara University and the University of San Francisco School of Law where he was an Articles Editor of the Law Review. His CA law license where he specialized in financial services is currently inactive.
We believe Mr. Micek is qualified to serve on our board of directors due to his many years of executive experience in management and on boards of director of other companies.
Jonathan B. Siegel has served as a member of our board of directors since March 2018 and the board of directors of Napo since March 2018 and a member of the board of directors of Napo Therapeutics since March 2021. Mr. Siegel has served as the Chief Executive Officer of JBS Healthcare Ventures, which pursues investments in public and private healthcare entities, since he founded the company in 2017. In June 2021, he also assumed the role of CEO and Chairman of the board of OPY Acquisition Corp. I, a public Nasdaq-listed company until December 2023. From 2011 until 2017, he was a partner and healthcare sector head at Kingdon Capital Management. Prior to joining Kingdon, Mr. Siegel was a healthcare portfolio manager at SAC Capital Advisors from 2005 until 2011; an associate director of pharmaceutical and specialty pharmaceutical research at Bear, Stearns & Co.; a pharmaceuticals research associate at Dresdner Kleinwort Wasserstein; and a consultant in the Life Sciences Division of Computer Sciences Corporation. Mr. Siegel worked as a research associate at the Novartis Center for Immunobiology at Harvard Medical School and as a research assistant at Tufts University School of Medicine. He is also a director at Sol-Gel

Technologies Ltd, a Nasdaq-listed company, and has served on the board of advisors of Vitalis LLC, a private pharmaceutical company, since March 2019. Previously he served on the Board of Directors of Lumara Health. Mr. Siegel received a BS in Psychology from Tufts University in 1995 and an MBA from Columbia Business School in 1999.
We believe Mr. Siegel is qualified to serve on our board of directors due to his extensive experience in the pharmaceutical investment sector.
There are no family relationships among any of our executive officers or among any of our executive officers and our directors. There is no arrangement or understanding between any director and any other person pursuant to which the director was selected.
See “Corporate Governance” and “Compensation of Directors and Executive Officers” below for additional information regarding the Board of Directors.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed RBSM LLP (“RBSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board of Directors is asking stockholders to ratify that selection. Representatives of RBSM are expected to attend the Annual Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement. RBSM has served as our independent registered public accounting firm since November 22, 2021.
Independent Registered Public Accounting Firm Services and Fees
Current Principal Accountant Fees and Services
RBSM LLP (“RBSM”) served as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2023 and has served as our independent registered public accounting firm since November 22, 2021. The following table represents the aggregate fees billed to us by RBSM in 2022 and 2023 for audit and other services rendered.
	Years ended December 31, 2023	Years ended December 31, 2022
Audit Fees	$380,000	$250,000
Audit Related Fees	45,000	15,000
Tax Fees	—	—
All Other Fees	—	—
Total	$425,000	$265,000
Policy on Audit Committee Preapproval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
As specified in the Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the receipt of such services.
Thus, the Audit Committee approved 100% of the services set forth in the above table prior to the receipt of such services and no services were provided under the permitted de minimis threshold provisions.
The Audit Committee determined that the provision of such services was compatible with the maintenance of the independence of RBSM.
Vote Required
The vote required to approve Proposal 2 is the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders entitled to vote thereon, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 2.
The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are required to provide our stockholders, not less frequently than once every three years, an opportunity at the Annual Meeting to vote, on an advisory basis, on the approval of the compensation of our named executive officers as disclosed herein. Please read the executive compensation section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the compensation of our named executive officers for fiscal year 2023. Because the vote of stockholders is advisory, it will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Background
Our executive compensation program is designed to:
•
enable us to attract, motivate and retain the level of successful, qualified executive leadership talent necessary to achieve our long-term goals;

•
align the economic interests of our executives with those of our stockholders;

•
reward Company and individual performance; and

•
be well understood and perceived as fundamentally fair to all stakeholders, including participants and stockholders.

Our Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Jaguar Health, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this Proxy Statement.”
Required Vote of Stockholders
The vote required to approve Proposal 3 is the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders entitled to vote thereon, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 3.
Although the “say on pay” vote we are asking you to cast is non-binding, the Board and Compensation Committee value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.
The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal 3 to approve, on an advisory basis, of the compensation paid to our named executive officers.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT OF THE 2014 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2014 STOCK INCENTIVE PLAN
At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024), which equals approximately 13% of the issued and outstanding shares of Common Stock on a fully diluted basis including for purposes of this calculation as if such shares authorized under the 2014 Plan were included in the denominator (and assuming conversion of all outstanding convertible securities, including but not limited to conversion of our Series J Preferred Stock into Common Stock shares in accordance with our Certificate of Incorporation as amended from time to time without any regulatory limitations, and exercise/conversion/vesting of all issued and outstanding warrants, notes, RSUs and stock options (whether issued under or outside the 2014 Plan and the like) as of May 13, 2024. A copy of the amended and restated 2014 Plan is attached hereto as Annex A and is incorporated by reference into this Proxy Statement.
Background
On May 20, 2024, the Board unanimously approved the amendment and restatement of the 2014 Plan, subject to approval by the stockholders, to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024), which equals approximately 13% of the issued and outstanding shares of Common Stock on a fully diluted basis as of May 13, 2024. The Board has directed that the proposal to amend the 2014 Plan be submitted to the stockholders for their approval at the Annual Meeting. The Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, notably at the senior management level, advisors, consultants, and non-employee directors the opportunity to acquire or increase their proprietary interests in us. The Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the 2014 Plan. Accordingly, the Board has determined that the number of shares available for issuance under the 2014 Plan should be increased so that we may continue our compensation structure and strategy and succession planning process.
Under the 2014 Plan, options awards and restricted stock units are outstanding for a total of 2,714,138 shares that have been granted to employees, directors and consultants. Thus, the total number of shares currently available for issuance under the 2014 Plan as of May 13, 2024 is 3,818,259 shares, which equals approximately 1% of the issued and outstanding shares of Common Stock on a fully diluted basis as of May 13, 2024. If stockholders approve this Proposal 4, the total number of shares available for future stock awards under the 2014 Plan will be 49,318,259. Of the total number of shares allocated to the 2014 Plan, including the 45,500,000 share increase that is the subject of this Proposal 4, the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), shall not exceed 45,500,000 shares together with the available number of shares previously approved for issuance as incentive stock options. Based on current forecasts and estimated stock award grant rates, if the increase is not approved, it is anticipated that the 2014 Plan could run out of available shares as soon as the second quarter of 2024.
Stockholder approval of the amendment and restatement of the 2014 Plan is being sought (i) in order for incentive stock options to meet the requirements of the Code, and (ii) in order to meet The Nasdaq Capital Market listing requirements. If the stockholders do not approve the amendment and restatement of the 2014 Plan at the Annual Meeting, the amendment and restatement of the 2014 Plan will not become effective, the number of shares authorized for issuance under the 2014 Plan will not be increased by up to 45,500,000 shares.
For information with respect to grants to certain executive officers in Fiscal Year 2023 under the 2014 Plan, see page 29 and for information with respect to grants to our non-employee directors, see page 41.

The material terms of the proposed amendment of the 2014 Plan are summarized below. This summary of the 2014 Plan is not intended to be a complete description of the 2014 Plan. This summary is qualified in its entirety by the actual text of the 2014 Plan to which reference is made. A copy of the 2014 Plan is attached as Exhibit 10.32 to the Annual Report.
Material Terms of the 2014 Plan
In July 2014, our Board of Directors and our stockholders adopted and approved the 2014 Plan. The 2014 Plan became effective in May 2015. The 2014 Plan provides for the grant of incentive stock options to our Eligible Employees, and for the grant of nonstatutory stock options, restricted stock, and RSUs to Eligible Employees, directors and consultants.
Authorized Shares.   We originally approved one share of Common Stock for issuance pursuant to the 2014 Plan. Since the adoption of the 2014 Plan, we have unanimously approved the amendment of the 2014 Plan, subject to stockholder approval, to increase the number of shares of our Common Stock authorized for issuance.
Pursuant to the 2014 Plan, on January 1 of each year, up to and including January 1, 2033, the number of shares allocated to the 2014 Plan automatically increases in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year (the “Evergreen Provision”). The Board of Directors may act prior to January 1 of any given year, at its discretion, to provide for no increase in shares or to add a lesser number of shares than provided for in the prior sentence.
If a stock award expires without having been exercised in full, or, with respect to restricted stock and RSUs, a stock award is forfeited, the shares that were subject to those stock awards will become available for future grant or sale under the 2014 Plan (unless the 2014 Plan has terminated). If unvested shares of restricted stock or RSUs are repurchased by the company or are forfeited to the company, such shares will become available for future awards under the 2014 Plan.
Plan Administration.   The 2014 Plan is administered by the Compensation Committee. If we determine it is desirable to qualify transactions under the 2014 Plan as exempt under Rule 16b-3, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2014 Plan, the committee has the power to administer the 2014 Plan, including but not limited to, the power to interpret the terms of the 2014 Plan and stock awards granted under it, to create, amend and revoke rules relating to the 2014 Plan, including creating sub-plans, and to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise.
Options.   Both incentive stock options qualifying under Section 422 of the Code and non-statutory stock options may be granted under the 2014 Plan. Of the total number of shares allocated to the 2014 Plan, the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options shall not exceed 45,500,000 shares together with the available number of shares previously approved for issuance as incentive stock options. The exercise price of options granted under the 2014 Plan must at least be equal to the fair market value of the Common Stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. For nonstatutory stock options the exercise price must equal at least 100% of the fair market value. The committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the committee, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise the vested portion of his or her option for the period of time stated in his or her award agreement, except in the case of an employee terminated for cause (as defined in the 2014 Plan) the option will terminate upon his or her termination from service. Generally, if termination is due to death or disability, the vested portion of the option will remain exercisable for 12 months. In all other cases, the vested portion of the option generally will remain exercisable for three months following the termination of service. An option may not be exercised after expiration of its term. However, if the exercise of an option is prevented by applicable law the exercise period may be extended under certain circumstances. Subject to the provisions of the 2014 Plan, the committee determines the other terms of options.
Restricted Stock.   Restricted stock awards may be granted under the 2014 Plan. Restricted stock awards are grants of shares of Common Stock that vest in accordance with terms and conditions established by the committee. The committee will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2014 Plan, will determine the terms and conditions of such awards. The committee may impose whatever conditions to vesting it determines to be appropriate (for example, the committee may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the committee provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
RSUs.   Awards of RSUs may be granted under the 2014 Plan. An RSU is the right to receive a share of Common Stock at a future date. The committee determines the terms and conditions of RSUs, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the committee, in its sole discretion, may accelerate the time at which RSUs will vest.
Non-Transferability of Awards.   Unless the committee provides otherwise, stock awards issued under the 2014 Plan are not transferrable other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime, although a recipient may designate a beneficiary to exercise an award after death.
Certain Adjustments.   In the event of certain changes in the capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Plan, the committee will adjust the number and class of shares that may be delivered under the 2014 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2014 Plan. In the event of the proposed liquidation or dissolution, the committee will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.
Merger or Change in Control.   The 2014 Plan provides that in the event of a merger or change in control, as defined under the 2014 Plan, each outstanding award will be treated as the committee determines, including (i) the assumption, continuation or substitution of the stock awards by the successor corporation or its parent or subsidiary, (ii) the acceleration of vesting for any unvested portion of the stock awards, or (iii) the cash-out of the stock awards.
Amendment; Termination.   The Board has the authority to amend, suspend or terminate the 2014 Plan provided such action does not impair the existing rights of any participant.
Required Vote of Stockholders
To approve the amendment and restatement of the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024) (this Proposal 4), the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders entitled to vote thereon, is required. Although failure to submit a proxy or vote in person at the Annual Meeting, or a failure to provide your broker, nominee, fiduciary or other custodian, as applicable, with instructions on how to vote your shares will not affect the outcome of the vote on this proposal, the failure to submit a proxy or vote in person at the Annual Meeting will make it more difficult to meet the requirement under the Bylaws that the holders of 1/3 in voting power of our capital stock issued and outstanding and entitled to vote at the Annual Meeting be present in person or represented by proxy to constitute a quorum at the Annual Meeting.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 4 to approve the amendment and restatement of the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 45,500,000 shares (equivalent to 758,333 shares following the 1-for-60 reverse stock split to be effectuated on May 23, 2024), which equals approximately 13% of the issued and outstanding shares of Common Stock on a fully diluted basis as of May 13, 2024.

PROPOSAL 5 — GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE ANNUAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES
Although it is not expected, the Annual Meeting may need to be adjourned for the purpose of soliciting additional proxies in favor of Proposal 4. We are seeking stockholder approval of this Proposal 5 to grant discretionary authority to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of Proposal 4. The chairperson will have the discretion to decide whether or not to present this Proposal 5 to adjourn the Annual Meeting.
Required Vote of Stockholders
To approve the grant of discretionary authority to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of Proposal 4, the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders entitled to vote thereon is required. Although failure to submit a proxy or vote in person at the Annual Meeting, or a failure to provide your broker, nominee, fiduciary or other custodian, as applicable, with instructions on how to vote your shares will not affect the outcome of the vote on this proposal, the failure to submit a proxy or vote in person at the Annual Meeting will make it more difficult to meet the requirement under the Bylaws that the holders of 1/3 in voting power of our capital stock issued and outstanding and entitled to vote at the Annual Meeting be present in person or by proxy to constitute a quorum at the Annual Meeting.
The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal 5 to grant discretionary authority to adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposal 4.

CORPORATE GOVERNANCE
Director Independence
Our Common Stock is listed on The Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, such person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our board of directors, or any other board committee (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors periodically undertakes a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that four of our five directors (i.e., Mr. Bochnowski, Mr. Micek, Mr. Siegel and Dr. Jayasuriya) do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq rules. Our board of directors also determined that Mr. Micek (chairperson), Mr. Bochnowski and Mr. Siegel, who comprise our Audit Committee, Mr. Bochnowski (chairperson) and Mr. Siegel, who comprise our Compensation Committee, and Mr. Bochnowski and Mr. Micek, who comprised our Nominating Committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq rules and listing standards.
In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Staggered board
In accordance with the COI, and the Bylaws, our Board of Directors is divided into three classes of directors. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2024 for Class III directors, 2025 for Class I directors and 2026 for Class II directors.
•
Our Class I directors are James J. Bochnowski, Lisa A. Conte, and Jonathan B. Siegel;

•
Our Class II director is John Micek III; and

•
Our Class III director is Anula Jayasuriya.

The COI and the Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of our Board of Directors, provided that the Board of Directors shall consist of at least one (1) member. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Committees of the Board of Directors
The Board of Directors has three committees: an audit committee, a compensation committee and a nominating committee. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in the meetings of committees on which they serve. The following table provides membership information for each committee as of March 31, 2024:
Name	Audit	Compensation	Nominating
Lisa A. Conte
James J. Bochnowski	✓	✓*	✓
John Micek III	✓ *†		✓
Jonathan B. Siegel	✓	✓
Anula Jayasuriya

*
Committee Chairman

†
Financial Expert

Audit Committee
The members of our Audit Committee are Mr. Micek, Mr. Bochnowski, and Mr. Siegel. Mr. Micek is the chairperson of the Audit Committee. Our Audit Committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
monitoring our internal control over financial reporting, disclosure controls and procedures and code of conduct;

•
discussing our risk management policies;

•
establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•
reviewing and approving or ratifying any related person transactions; and

•
preparing the Audit Committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.
Our board of directors has determined that each of Mr. Micek, Mr. Bochnowski, and Mr. Siegel is an independent director under Nasdaq rules and under Rule 10A-3. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.
Our board of directors has determined that Mr. Micek is an “audit committee financial expert,” as defined by applicable SEC rules, and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.
The Audit Committee held four meetings in 2023. The audit committee has adopted a written charter approved by our board of directors, which is available on our website at: https://jaguarhealth.gcs-web.com/static-files/aeabd726-16c2-4219-a755-475e9c87b851.

Compensation Committee
The members of our Compensation Committee are Mr. Bochnowski and Mr. Siegel. Mr. Bochnowski is the chairperson of the Compensation Committee. Our Compensation Committee’s responsibilities include:
•
determining, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer;

•
determining, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•
overseeing and administering our cash and equity incentive plans;

•
reviewing and making recommendations to our board of directors with respect to director compensation; and

•
preparing the Compensation Committee report and necessary disclosure in our annual proxy statement in accordance with applicable SEC rules.

To determine compensation, the Compensation Committee, with input from the Chief Executive Officer (who does not participate in the deliberations regarding her own compensation), reviews, at least annually, and makes recommendations to the board of directors about appropriate compensation levels for each executive officer of the Company. The Compensation Committee considers all factors it deems relevant in setting executive compensation.
Our board has determined that each of Mr. Bochnowski and Mr. Siegel is independent under the applicable Nasdaq rules and regulations, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
The Compensation Committee held one meeting in 2023. All compensation-related matters were approved at the board of directors’ level. The Compensation Committee has adopted a written charter approved by the board of directors, which is available on our website at: https://jaguarhealth.gcs-web.com/static-files/653862da-1aa9-4819-b559-5c5654189e80. Under its charter, the Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in its charter but only after taking into consideration factors relevant to the compensation consultant’s independence from management specified in Nasdaq Listing Rule 5605(d)(3)(D). The Compensation Committee currently has not retained or sought advice from a compensation consultant.
Nominating Committee
The members of our Nominating Committee are Mr. Bochnowski and Mr. Micek. Our Nominating Committee’s responsibilities include:
•
identifying individuals qualified to become members of our board of directors;

•
evaluating qualifications of directors;

•
recommending to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors; and

•
overseeing an annual evaluation of our board of directors.

The Nominating Committee had no meeting in 2023. All nomination-related matters were approved at the board of directors’ level. The Nominating Committee has adopted a written charter approved by the board of directors, which is available on our website at: https://jaguarhealth.gcs-web.com/static-files/02dfed04-9508-44cd-a96a-3215e565111c.
Meetings and Attendance During 2023
The board of directors held twenty-eight meetings in 2023. Each director who served as a director during 2023 participated in 75% or more of the meetings of the board of directors and of the committees on which he or she served, if any, during the year ended December 31, 2023 (during the period that such director served).

We do not have a written policy on director attendance at annual meetings of stockholders. We encourage, but do not require, our directors to attend the Annual Meeting. One director attended the 2022 Annual Meeting of Stockholders.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our President and Chief Executive Officer, our Chief Financial Officer and other employees who perform financial or accounting functions. The Code of Business Conduct and Ethics sets forth the basic principles that guide the business conduct of our employees. A current copy of the code is on our website at https://jaguarhealth.gcs-web.com/corporate-governance. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions on our website to the extent required by applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.
Policy Against Pledging and Hedging of the Company’s Securities
Our Policy on Insider Trading and Tipping expressly prohibits directors, officers, employees and other persons determined by us to be “Insiders,” including their immediate family members sharing the same household and entities over which they exercise control, from engaging in hedging transactions involving our securities (or any other financial transactions that are designed to hedge or offset any decrease in market value of our equity securities) without advance approval from the Compliance Officer. The policy similarly prohibits such individuals from holding our securities in a margin account and pledging our securities as collateral for loans without advance approval from the Compliance Officer. The policy applies to all of our securities held, excluding the exercise of options for cash under an equity plan of the Company, bona fide gifts of our securities and transactions in our securities made through an authorized Rule 10b5-1 trading plan.
There were no exceptions approved by the Compliance Officer during the last fiscal year.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee or other board committee performing equivalent functions of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.
Limitation of Liability and Indemnification
The COI and Bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
The COI provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, the Bylaws provide that we indemnify our directors and officers to the fullest extent permitted by

Delaware law. The Bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions in our COI and Bylaws and the indemnification agreements we have entered into and expect to continue to enter into are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in the COI and Bylaws and our indemnification agreements, may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty of care. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers. There is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Board Leadership Structure
The Bylaws and corporate governance guidelines provide our board of directors with flexibility in its discretion to combine or separate the positions of Chairperson of the board of directors and chief executive officer. As a general policy, our board of directors believes that separation of the positions of Chairperson and chief executive officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. We expect and intend the positions of Chairperson of the board and chief executive officer to be held by two individuals in the future.
Risk Oversight
Our board of directors monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee charter gives the Audit Committee responsibilities and duties that include discussing with management and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Our Audit Committee is also responsible for monitoring and controlling exposures to cybersecurity risks and discussing such risks with management.
Nomination of Directors
There have been no material changes to the procedures by which stockholders may recommend nominees to our board of directors. Recommendations to the board of directors for election as directors of Jaguar at an annual meeting may be made only by the Nominating Committee or by the Company’s stockholders who comply with the timing, informational, and other requirements of the Bylaws. Stockholders have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Secretary of the Company, and such recommendation will be evaluated pursuant to the policies and procedures adopted by the board of directors. Such recommendation must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices not less than 90 days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting, except that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, such recommendation must be delivered to or mailed to and received by the Secretary of the Corporation not earlier than 120 days and not later than 90 days prior to such annual meeting, or, if later, by the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The deadline to submit recommendations for election as directors at the 2024 Annual Meeting has already passed.

The Nominating Committee, in accordance with the board of directors’ governance principles, seeks to create a board that has the ability to contribute to the effective oversight and management of the Company that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business judgment, biotechnology industry knowledge, corporate governance and global markets. The Nominating Committee does not currently have a policy with regard to the consideration of diversity in identifying director nominees. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate’s qualifications in light of the needs of the board of directors and the Company at that time given the then current mix of director attributes.
General criteria for the nomination and evaluation of director candidates include:
•
loyalty and commitment to promoting the long-term interests of the Company’s stockholders;

•
the highest personal and professional ethical standards and integrity;

•
an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•
a history of achievement that reflects superior standards for themselves and others;

•
an ability to take tough positions in constructively challenging the Company’s management while at the same time working as a team player; and

•
individual backgrounds that provide a portfolio of personal and professional experience and knowledge commensurate with the needs of the Company.

The Nominating Committee must also ensure that the members of the board of directors as a group maintain the requisite qualifications under the applicable Nasdaq Stock Market listing standards for populating the Audit, Compensation and Nominating Committees.
Set forth below is information concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.
Board Diversity Matrix (As of March 31, 2024)
Total Number of Directors:	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	2	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2
Written recommendations from a stockholder for a director candidate must include the following information:
•
the stockholder’s name and address, as they appear on our corporate books;

•
the class and number of shares that are beneficially owned by such stockholder;

•
the dates upon which the stockholder acquired such shares; and

•
documentary support for any claim of beneficial ownership.

Additionally, the recommendation needs to include, as to each person whom the stockholder proposes to recommend to the Nominating Committee for nomination to election or reelection as a director, all information relating to the person that is required pursuant to Regulation 14A under the Exchange Act, as amended, and evidence satisfactory to us that the nominee has no interests that would limit their ability to fulfill their duties of office.
Once the Nominating Committee receives a recommendation, it will deliver a questionnaire to the director candidate that requests additional information about his or her independence, qualifications and other information that would assist the Nominating Committee in evaluating the individual, as well as certain information that must be disclosed about the individual in the Company’s proxy statement, if nominated.
Individuals must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating Committee.
The Nominating Committee will review the stockholder recommendations and make recommendations to the board of directors that the Committee feels are in the best interests of the Company and its stockholders.
The Nominating Committee has not received any recommendations from stockholders for the Annual Meeting.
Communications with the Board of Directors
Stockholders may contact an individual director or the board of directors as a group, or a specified board committee or group, including the non-employee directors as a group, by the following means:
Mail:   Attn: Board of Directors
Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, CA 94104
Email: AskBoard@jaguar.health
Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments within the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests the Company’s general information.
Complaint and Investigation Procedures for Accounting, Internal Accounting Controls, Fraud or Auditing Matters
We have created procedures for confidential submission of complaints or concerns relating to accounting or auditing matters and contracted with Nasdaq to facilitate the gathering, monitoring and delivering reports on any submissions. As of the date of this proxy statement, there have been no submissions of complaints or concerns to Nasdaq. Complaints or concerns about our accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee and our executive officers by contacting Nasdaq.
Nasdaq provides phone, internet and e-mail access and is available 24 hours per day, seven days per week, 365 days per year. The hotline number is 1-844-417-8861 and the website is https://www.openboard.info/jagx. Any person may submit a written Accounting Complaint to jagx@openboard.info.
Our Audit Committee under the direction and oversight of the Audit Committee Chair will promptly review all submissions and determine the appropriate course of action. The Audit Committee Chair has the authority, in his discretion, to bring any submission immediately to the attention of other parties or persons, including the full board of directors, accountants and attorneys. The Audit Committee Chair shall determine the appropriate means of addressing the concerns or complaints and delegate that task to the appropriate member of senior management, or take such other action as it deems necessary or appropriate to address the complaint or concern, including obtaining outside counsel or other advisors to assist the Audit Committee.

EXECUTIVE OFFICERS
Our executive officers as of May 13, 2024 are as follows:
Name	Age	Position
Lisa A. Conte	65	Chief Executive Officer, President and Director
Steven R. King, Ph.D.	66	Chief of Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary
Carol R. Lizak	60	Chief Financial Officer
Jonathan S. Wolin	62	Chief of Staff, General Counsel and Chief Compliance Officer
Pravin Chaturvedi, Ph.D.	61	Chief Scientific Officer; Chair of Scientific Advisory Board
Set forth below is a summary of the business experience of our Chief of Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary, Steven R. King, our Chief Financial Officer, Carol R. Lizak, our Chief of Staff and General Counsel, Jonathan S. Wolin, and our Chief Scientific Officer, Pravin Chaturvedi. Our Chief Executive Officer’s biography has been provided above.
Steven R. King, Ph.D.   Dr. King has served as our Executive Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property since March 2012 and as our Secretary since September 2014. He was promoted to Chief of Sustainable Supply, Ethnobotanical Research and Intellectual Property in March 2020. From 2002 to 2012, Dr. King served as the Senior Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property at our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. Prior to that, Dr. King served as the Vice President of Ethnobotany and Conservation at Shaman Pharmaceuticals, Inc. Dr. King has been recognized by the International Natural Products and Conservation Community for the creation and dissemination of research on the long-term sustainable harvest and management of Croton lechleri, the widespread source of crofelemer. Dr. King is currently a member of the board of directors of Healing Forest Conservatory, a California not-for-profit public benefit corporation. Dr. King holds a Ph.D. in Biology from the Institute of Economic Botany of the New York Botanical Garden/City University of New York and an M.S. in Biology from the Institute of Economic Botany of the New York Botanical Garden/City University of New York.
Carol R. Lizak.   Ms. Lizak has served as our Chief Financial Officer since April 2021. She joined the Company in May 2019 as Vice President of Finance and Corporate Controller and was promoted to Chief Accounting Officer in August 2019 and Senior Vice-President of Finance and Chief Accounting Officer in March 2020. Prior to joining us, Ms. Lizak served as Senior Director and Corporate Controller of Zosano Pharma Corporation from November 2017 to January 2019, as Controller of Quantum Secure, Inc. from July 2016 to August 2017, and as Executive Director, Corporate Controller of Alexza Pharmaceuticals, Inc. from September 2014 to July 2016. Prior thereto, she spent nine years as Corporate Controller of a subsidiary of HID Global Corporation. Ms. Lizak holds an M.B.A from Pepperdine University, Graziadio School of Business and Management and a B.S. in Business Administration from the University of Santo Tomas.
Jonathan S. Wolin.   Mr. Wolin has served as our Chief of Staff and General Counsel since September 4, 2019. He joined the Company in November 2018 as Chief Compliance Officer and Corporate Counsel of the Company and continues to serve as Chief Compliance Officer. Prior to joining the Company, Mr. Wolin served as an independent consultant advising clients on corporate compliance from June 2017 to November 2018, as Chief Administrative Officer of Braden Partners (d/b/a Pacific Pulmonary Services) from September 2016 to May 2017, as Chief Compliance Officer of Natera, Inc. from June 2015 to August 2016, and as Chief Compliance Officer of Braden Partners from September 2013 to May 2015. Mr. Wolin holds a J.D. from The Catholic University of America, Columbus School of Law, an M.B.A. from The George Washington University School of Business and a B.S. in Accounting from the University of Maryland.

Pravin Chaturvedi, Ph.D.   Dr. Chaturvedi has served as our Chief Scientific Officer in addition to continuing his responsibilities as the Chair of the company’s Scientific Advisory Board (SAB) since March 1, 2022. He joined the Company in May 2017 as Chair of the SAB of Jaguar and Napo. Over his more-than- 30- year career in the pharmaceutical industry, Dr. Chaturvedi has participated in the successful development and commercialization of multiple drugs in the therapeutic areas of epilepsy, HIV, hepatitis C, memory and gastrointestinal disorders. Dr. Chaturvedi served as the President and Chief Scientific Officer of Napo from 2006 to 2013 and remained a scientific adviser of Napo from 2013 through 2017. Dr. Chaturvedi has co-founded and led multiple biotech enterprises. From 2001 through 2004, he served as the President, Chief Executive Officer and Director of Scion Pharmaceuticals, Inc. He is the founder of IndUS Pharmaceuticals, where he has served as Chairman and Director since 2017, and held the same roles from 2005 through 2007 and from 2010 through 2015. IndUS Pharmaceuticals merged with Pivot Pharmaceuticals in 2015 and Dr. Chaturvedi served as the President and CEO of Pivot Pharmaceuticals from 2015 to 2017, prior to assuming his role as the Chair of the SAB for Napo and Jaguar. Dr. Chaturvedi also co-founded Oceanyx Pharmaceuticals, where he has served as Chief Executive Officer and Director since 2011, and he continues to serve on the boards of IndUS, Oceanyx, Enlivity and Cellanyx. He has been an adjunct faculty member at Georgetown University since 2013. Earlier in his career, from 1994 through 2001, Dr. Chaturvedi served in various roles as the head of lead evaluation at Vertex Pharmaceuticals, and from 1993 through 1994 he was in the preclinical group at Alkermes Inc. He started his career in the product development group at Parke-Davis/ Warner-Lambert Company (now Pfizer) in 1988, where he worked through 1993. Dr. Chaturvedi holds a Ph.D. in Pharmaceutical Sciences from West Virginia University and a Bachelor’s in Pharmacy from the University of Bombay.
Officers serve at the discretion of the board of directors. There are no family relationships among any of our executive officers or among any of our executive officers and our directors. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Overview
This compensation discussion, which should be read together with the compensation tables set forth below, provides information regarding our executive compensation program for our named executive officers for 2023, who were Lisa Conte, our current President and Chief Executive Officer, Pravin Chaturvedi, our Chief Scientific Officer and Chair of Scientific Advisory Board, Steven King, our Chief of Sustainable Supply, Ethnobotanical Research and Intellectual Property, and Jonathan Wolin our Chief of Staff, General Counsel, and Chief Compliance Officer. We refer to these four individuals as our named executive officers for 2023.
2023 Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.
	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Lisa A. Conte President & Chief Executive Officer	2023	576,374	—	—	205,190	34,290	815,854
	2022	566,205	160,140	—	327,403	33,658	1,087,406
	2021	526,775	185,000	1,508,111	805,950	33,822	3,059,658
Pravin Chaturvedi, Ph.D. Chief Scientific Officer	2023	465,500	—	—	109,222	52,412	627,134
	2022	387,917	80,560	—	101,613	39,721	609,811
	2021	—	102,180	335,229	179,100	265,000	881,509
Steven R. King, Ph.D. Chief, Sustainable Supply, Ethnobotanical Research & Intellectual Property	2023	352,900	—	—	85,139	53,496	491,535
	2022	342,650	96,385	—	71,386	49,705	560,126
	2021	308,925	117,000	446,273	238,651	54,782	1,165,631
Jonathan Wolin Chief of Staff, General Counsel & Chief Compliance Officer	2023	396,520	—	—	105,176	61,093	562,789
	2022	383,590	104,248	—	101,652	55,004	644,494
	2021	335,850	117,792	222,927	119,102	51,174	846,845
Footnotes to Summary Compensation Table
(1)
Assumptions used in calculating the value of option awards were described in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated herein by reference. The amounts reported for option awards were based on the aggregate grant date fair value computed in accordance with ASC topic 718. On June 3, 2019, the Company filed the Certificate of Fifth Amendment to its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-70 reverse split of the Company’s voting common stock, effective June 7, 2019 (the “2019 Reverse Stock Split”). On September 3, 2021, the Company filed the Certificate of Sixth Amendment to its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-3 reverse split of the Company’s voting common stock, effective September 8, 2021 (the “2021 Reverse Stock Split”). On January 20, 2023, the Company filed the Certificate of Seventh Amendment to its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-75 reverse split of the Company’s voting common stock, effective January 23, 2023 (the “2023 Reverse Stock Split”). The 2023 Reverse Stock Split, 2021 Reverse Stock Split and 2019 Reverse Stock Split have been retrospectively reflected in the following options held by each executive officer as of December 31, 2023:

a.
Ms. Conte — There were no options granted to Ms. Conte in fiscal years 2022 and 2023. An aggregate 3,599 shares were granted to Ms. Conte on April 5, 2021 at a fair value of $419.04 per share. On December 27, 2022, Ms. Conte and the Company mutually agreed to the surrender and cancellation of unvested stock options (the “Options”) granted on April 5, 2021 to purchase an aggregate of 1,899 shares of the Company’s voting stock, par value, $0.0001 per share, at an exercise price of $447.75 per share. In consideration for the cancellation of the options, the Company agreed to pay $300 to Ms. Conte.
b.
Dr. Chaturvedi — There were no options granted to Dr. Chaturvedi in fiscal years 2022 and 2023. An aggregate 800 shares were granted to Dr. Chaturvedi on April 5, 2021 at a fair value of $419.04 per share. On December 27, 2022, Dr. Chaturvedi and the Company mutually agreed to the surrender and cancellation of unvested options granted on April 5, 2021 to purchase an aggregate of 422 shares of the Company’s voting stock, par value, $0.0001 per share, at an exercise price of $447.75 per share. In consideration for the cancellation of the options, the Company agreed to pay $300 to Dr. Chaturvedi.

c.
Dr. King — There were no options granted to Dr. King in fiscal years 2022 and 2023. An aggregate 1,065 shares were granted to Dr. King on April 5, 2021 at a fair value of $419.04 per share. On December 27, 2022, Dr. King and the Company mutually agreed to the surrender and cancellation of unvested options granted on April 5, 2021 to purchase an aggregate of 562 shares of the Company’s voting stock, par value, $0.0001 per share, at an exercise price of $447.75 per share. In consideration for the cancellation of the options, the Company agreed to pay $300 to Dr. King.

d.
Mr. Wolin — There were no options granted Mr. Wolin in fiscal years 2022 and 2023. An aggregate 532 shares were granted to Mr. Wolin on April 5, 2021 at a fair value of $419.04 per share. On December 27, 2022, Mr. Wolin and the Company mutually agreed to the surrender and cancellation of unvested options granted on April 5, 2021 to purchase an aggregate of 281 shares of the Company’s voting stock, par value, $0.0001 per share, at an exercise price of $447.75 per share. In consideration for the cancellation of the Options, the Company agreed to pay $300 to Mr. Wolin.

e.
All of the December 21, 2017 options grants vested in full as of March 31, 2018 if the option holder was an employee on that date. All of the March 12, 2018 options grants vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on March 12, 2021. All of the June 1, 2018 options grants vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on June 1, 2021. All of the July 24, 2019 option grants vest 1/36th per month over thirty-six months with additional vesting credited to an employee at a rate of 1/36 for every year of service at time of grant. The options will vest in full on July 24, 2022. All of the March 20, 2020 option grants vest 1/36th per month over thirty-six months with additional vesting credited to an employee at a rate of 1/36 for every year of service at time of grant. The options will vest in full on March 19, 2023. The options that were granted on April 5, 2021 vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on April 5, 2024, subject to continued service with us through each relevant vesting date.

(2)
Assumptions used in calculating the value of stock awards which is mainly restricted stock units were described in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated herein by reference. The amounts reported for stock awards were based on the aggregate grant date fair value on the grant date computed in accordance with ASC topic 718. All of the restricted stock units granted on April 5, 2021 and March 28, 2022 will vest yearly for the next three years. The restricted stock units granted on August 14, 2023 will vest yearly for the next two years.

a.
Ms. Conte — On August 14, 2023, Ms. Conte was granted 383,605 restricted stock units at a market price of $0.53 per share at the grant date. On March 28, 2022, Ms. Conte was granted 8,416 restricted stock units at a market price of $39.00 per share at the grant date. On April 5, 2021, Ms. Conte was granted 1,800 restricted stock units at a market price of $448.00 per share at the grant date.

b.
Dr. Chaturvedi — On August 14, 2023, Dr. Chaturvedi was granted 204,192 restricted stock units at a market price of $0.53 per share at the grant date. On March 28, 2022, Dr. Chaturvedi was granted 2,612 restricted stock units at a market price of $39.00 per share at the grant date. On April 5, 2021, Dr. Chaturvedi was granted 400 restricted stock units at a market price of $448.00 per share at the grant date.

c.
Dr. King — On August 14, 2023, Dr. King was granted 159,168 restricted stock units at a market price of $0.53 per share at the grant date. On March 28, 2022, Dr. King was granted 1,835 restricted stock units at a market price of $39.00 per share at the grant date. On April 5, 2021, Dr. King was granted 533 restricted stock units at a market price of $448.00 per share at the grant date.

d.
Mr. Wolin — On August 14, 2023, Mr. Wolin was granted 196,628 restricted stock units at a market price of $0.53 per share at the grant date. On March 28, 2022, Mr. Wolin was granted 2,613 restricted stock units at a market price of $39.00 per share at the grant date. On April 5, 2021, Mr. Wolin was granted 266 restricted stock units at a market price of $448.00 per share at the grant date.

(3)
Amounts shown in this column reflect incremental health insurance premiums paid for such executive and their family members, if applicable.

Narrative to Summary Compensation Table
Base Salary
Effective May 1, 2018, the Compensation Committee increased Ms. Conte’s annual base salary from $440,000 to $500,000 and Dr. King’s annual base salary from $280,500 to $290,317, and on November 1, 2019, Dr. King’s annual base salary was increased from $290,317 to $300,000. Effective April 1, 2021, the Compensation Committee increased Ms. Conte’s annual base salary from $500,000 to $535,700 and Dr. King’s annual base salary from $300,000 to $311,900. Effective April 1, 2022, the Compensation Committee increased Ms. Conte’s annual base salary from $535,700 to $576,374 and Dr. King’s annual base salary from $311,900 to $352,900.
Dr. Chaturvedi was hired on March 1, 2022 with an annual base salary of $465,500. Prior to Dr. Chaturvedi’s full-time employment with the Company, he was a consultant to the Company and paid a monthly fee of $22,167. He was paid $265,000 in consulting fees during fiscal year 2021.
Mr. Wolin was hired on November 28, 2018 with an annual base salary of $260,000. On September 6, 2019, we entered into a promotion letter with Mr. Wolin, pursuant to which his base salary was increased to $280,800, effective September 1, 2019. His annual base salary was increased to $300,000 and $309,000 effective November 1, 2019 and April 1, 2020, respectively. Effective April 1, 2021, the Compensation Committee increased Mr. Wolin’s annual base salary from $309,000 to $344,800. Effective April 1, 2022, the Compensation Committee increased Mr. Wolin’s annual base salary from $344,800 to $396,520.
There were no salary increases for Ms. Conte, Dr. Chaturvedi, Dr. King, and Mr. Wolin during the fiscal year 2023.
Equity Compensation
Ms. Conte and Dr. King received stock option grants at the time they were hired by privately-held Jaguar Animal Health, Inc. Such options generally vest over time, with 25% of the options vesting after nine months of employment and monthly vesting thereafter with full vesting after three years. Mr. Wolin received stock option grants with a similar vesting schedule at the time they were hired by us. The board of directors periodically grants additional options to the current named executive officers that typically vest ratably over a three-year period. On December 27, 2022, the named executive officers of the Company (“NEOs”) and the Company mutually agreed to the surrender and cancellation of unvested options granted on April 5, 2021 to purchase an aggregate of 3,445 shares of the Company’s voting stock, par value, $0.0001 per share, at an exercise price of $447.75 per share. In consideration for the cancellation of the Options, the Company agreed to pay $300 to each of the NEOs. Two-thirds of the restricted stock units granted on April 5, 2021 and March 28, 2022 were vested and exercised and added to the income of the NEOs, priced at the fair value on the date they vest.
All stock options and RSUs issued to our current named executive officers vest and become exercisable upon a change in control.
Outstanding Equity Awards at 2023 Fiscal Year End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2023:
	Options Vesting Commencement Date	Number of Securities Underlying Unexercised Options		Option exercise price	Stock Option expiration date
		Exercisable	Unexercisable
Lisa A. Conte	9/22/2016	1	—(1)	$295,312.50	9/22/2026
	12/21/2017	1	—(2)	$29,153.25	12/21/2027
	3/12/2018	13	—(3)	$132,300.00	3/12/2028
	6/01/2018	28	—(4)	$42,943.95	6/01/2028
	7/24/2019	4,631	—(6)	$389.25	7/24/2029
	3/20/2020	1,010	—(8)	$100.35	3/20/2030
	4/05/2021	1,700	—(9)	$447.75	4/05/2031
Pravin Chaturvedi, Ph.D.	7/24/2019	964	—(6)	$389.25	7/24/2020
	3/20/2020	210	—(8)	$100.35	3/20/2030
	4/5/2021	377	—(9)	$447.75	4/5/2031
Steven R. King, Ph.D.	3/12/2018	5	—(3)	$132,300.00	3/12/2028
	6/01/2018	8	—(4)	$42,943.95	6/01/2028
	7/24/2019	1,543	—(6)	$389.25	7/24/2029
	3/20/2020	336	—(8)	$100.35	3/20/2030
	4/05/2021	503	—(9)	$447.75	4/05/2031
Jonathan Wolin	11/28/2018	6	—(5)	$6,930.00	11/28/2028
	7/24/2019	1,156	—(6)	$389.25	7/24/2029
	9/5/2019	192	—(7)	$270.00	9/05/2029
	3/20/2020	252	—(8)	$100.35	3/20/2030
	4/5/2021	251	—(9)	$447.75	4/5/2031

(1)
The options were granted on September 22, 2016 and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on September 22, 2019, subject to continued service with us through each relevant vesting date.

(2)
The options were granted on December 21, 2017 and vest 100% on March 31, 2018 if the officer is an employee as of such date.

(3)
The options were granted on March 12, 2018 and vest 1/36th per month over thirty-six months such that the option is vested in full on March 12, 2021, subject to continued service with us through each relevant vesting date.

(4)
The options were granted on June 1, 2018 and vest 1/36th per month over thirty-six months such that the option is vested in full on June 12, 2021, subject to continued service with us through each relevant vesting date.

(5)
The options were granted November 28, 2018, 9/36ths of which vested nine months from date of hire, then 1/36th per month over the remaining twenty-seven months. The option will vest in full on November 29, 2021.

(6)
The options that were granted on July 24, 2019 vest 1/36th per month over thirty-six months with additional vesting credited to an employee at a rate of 1/36 for every year of service at time of grant. The option will vest in full on July 24, 2022.

(7)
The options that were granted on September 5, 2019 vest 1/36th per month over thirty-six months with additional vesting credited to an employee at a rate of 1/36 for every year of service at time of grant. The option will vest in full on September 5, 2023.

(8)
The options that were granted on March 20, 2020 vest 1/36th per month over thirty-six months with additional vesting credited to an employee at a rate of 1/36 for every year of service at time of grant. The option will vest in full on March 20, 2023.

(9)
The options that were granted on April 5, 2021 vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on April 5, 2024, subject to continued service with us through each relevant vesting date. On December 27, 2022, the executive officers and the Company mutually agreed to the surrender and cancellation of unvested options granted on April 5, 2021 to purchase an aggregate of 281 shares of the Company’s voting stock, par value, $0.0001 per share, at an exercise price of $447.75 per share. In consideration for the cancellation of the Options, the Company agreed to pay $300 to each executive officer.

Equity Compensation Plan Information
The following table provides information as of December 31, 2023 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of our 2014 Plan and our 2020 New Employee Inducement Award (the “2020 Inducement Award Plan”).
	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1):	26,264	$609.99	141,353(2)
Equity compensation plans not approved by security holders(3):	1,512	$346.17	484,829(2)
Total	27,776	$595.63	626,182

(1)
Consists of the 2014 Plan.

(2)
As of December 31, 2023, there were 141,353 shares available for grant under the 2014 Plan and 484,829 shares available for grants under the 2020 Inducement Award Plan.

(3)
Consists of the 2020 Inducement Award Plan. For more information on the 2020 Inducement Award Plan, see Note 11 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

The following table provides information as of December 31, 2022 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of our 2014 Plan and our 2020 New Employee Inducement Award (the “2020 Inducement Award Plan”).

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding stock awards (restricted stock units)	Weighted Average exercise price of outstanding stock awards (restricted stock units) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1):	26,533	$607.22	6,284(2)
Equity compensation plans not approved by security holders(3):	1,546	$344.10	5,108(2)
Total	28,079	$592.73	11,392

(1)
Consists of the 2014 Plan.

(2)
As of December 31, 2022, there were 6,284 shares available for grant under the 2014 Plan and 5,108 shares available for grants under the 2020 Inducement Award Plan.

(3)
Consists of the 2020 Inducement Award Plan. For more information on the 2020 Inducement Award Plan, see Note 11 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

The following table provides information as of December 31, 2021 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of our 2014 Plan and our 2020 New Employee Inducement Award (the “2020 Inducement Award Plan”).
	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding stock awards (restricted stock units)	Weighted Average exercise price of outstanding stock awards (restricted stock units) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1):	43,024	$71.70	—(2)
Equity compensation plans not approved by security holders(3):	1,841	$32.55	—(2)
Total	44,865	$70.09	—(2)

(1)
Consists of the 2014 Plan.

(2)
As of December 31, 2021, there were no shares available for grant under the 2014 Plan and under the 2020 Inducement Award Plan.

(3)
Consists of the 2020 Inducement Award Plan. For more information on the 2020 Inducement Award Plan, see Note 11 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

Executive Employment Agreements
Lisa A. Conte
In March 2014, we entered into an offer letter with Ms. Conte to serve as our Chief Executive Officer, effective March 1, 2014, in an at-will capacity. Under this offer letter, Ms. Conte’s annual base salary is $400,000, she is eligible for an annual target bonus of 30% of her base salary. Effective June 15, 2015, our board of directors has reviewed the terms of Ms. Conte’s employment arrangement in connection with its annual compensation review and has adjusted Ms. Conte’s base salary to $440,000. Ms. Conte is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans. Effective May 1, 2018, the Compensation Committee adjusted Ms. Conte’s base salary to $500,000. Effective May 14, 2018, Ms. Conte was eligible for annual target bonus of 40% of her base salary. Effective April 1, 2021, the Compensation Committee adjusted Ms. Conte’s base salary to $535,700. Effective April 1, 2022, the Compensation Committee increased Ms. Conte’s annual base salary from $535,700 to $576,374. There were no salary increases for Ms. Conte during the fiscal year 2023.
Pravin Chaturvedi, Ph.D.
In March 2022, we entered into an offer letter with Dr. Chaturvedi to serve as our Chief Scientific Officer, effective March 1, 2022, in an at-will capacity. Under the offer letter, Dr. Chaturvedi’s annual base salary is $465,500, he is eligible for an annual target bonus of 30% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees. Prior to Dr. Chaturvedi’s full-time employment with the Company, he was a consultant to the Company and was paid a monthly fee of $22,167. There were no salary increases for Dr. Chaturvedi during the fiscal year 2023.
Steven R. King, Ph.D.
In February 2014, we entered into an offer letter with Dr. King to serve as our Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property, effective March 1, 2014, in an at- will capacity. Under the offer letter, Dr. King’s annual base salary is $255,000, he is eligible for an annual target bonus of 30% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees. Effective June 15, 2015, our board of directors has reviewed the terms of Dr. King’s employment arrangement in connection with its annual compensation review, and has adjusted Dr. King’s base salary to $280,500. Dr. King is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans. Effective May 14, 2018, Dr. King was eligible for annual target bonus of 40% of his base salary. His annual base salary was increased to $290,317, $300,000 and $311,900 effective May 1, 2018, November 1, 2019, and April 1, 2021, respectively. Effective April 1, 2022, the Compensation Committee increased Dr. King’s annual base salary from $311,900 to $352,900. There were no salary increases for Dr. King during the fiscal year 2023.
Jonathan S. Wolin
In November 2018, we entered into an offer letter with Mr. Wolin to serve as our Chief Compliance Officer, effective November 28, 2018, in an at will capacity. Under the offer letter Mr. Wolin’s annual base salary is $260,000, he is eligible to receive an annual target bonus of 40% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees. On September 6, 2019, we entered into a promotion letter with Mr. Wolin, pursuant to which his base salary was increased to $280,800, effective September 1, 2019. His annual base salary was increased to $300,000, $309,000 and $344,800 effective November 1, 2019, April 1, 2020, and April 1, 2021, respectively. Effective April 1, 2022, the Compensation Committee increased Mr. Wolin’s annual base salary from $344,800 to $396,520. There were no salary increases for Mr. Wolin during the fiscal year 2023.
Severance Arrangements with our Executive Officers
In June 2020, the Company entered into certain agreements relating to the payment of severance and other benefits to certain executive officers of the Company (the “Severance Agreements”), including Ms. Conte, Dr. King, Ms. Lizak and Mr. Wolin. In March 2022, the Company entered into a severance agreement with Dr. Chaturvedi on terms that were substantially identical to the Severance Agreement. The Severance Agreements provide for compensation and benefits if the executive officer is subject to (a) a termination of employment by the Company without Cause (as defined in the Severance Agreements) (other than death or disability) or (b) a Good Reason Termination (as defined in the Severance Agreements), within three months following a change in control. The compensation and benefits payable to the executive officer pursuant to the Severance Agreements are as follows:
•
Severance payment in an amount equal to twelve months of the executive officer’s base salary, which amount will be payable, in the Company’s discretion, as a lump sum or in equal installments over twelve months (the “Severance Period”), consistent with the Company’s normal payroll practices.

•
Payment of premiums for any Consolidated Omnibus Budget Reconciliation Act continuation coverage under the Company’s group health plan for twelve months following the termination of employment.

•
All unvested stock options and restricted stock units will accelerate and become fully vested as of the date of termination of employment and the executive officer will be entitled to exercise any of his or her vested stock options until the one-year anniversary of the termination of employment.

Each of the executive officer’s rights to receive benefits under the Severance Agreements is contingent upon the executive officer’s execution of a release agreement.
Clawback Policy
The SEC adopted final rules in October 2022 to implement Section 954 of the Dodd-Frank Act, which mandates national securities exchanges and associations to establish listing standards requiring all listed companies to adopt and comply with compensation recovery (clawback) policies for incentive-based compensation received by current and former executive officers based on financial statements that are subsequently restated, and to disclose their clawback policies in accordance with SEC rules. On October 27, 2023, Nasdaq proposed its clawback listing standards that generally align with the SEC’s adopted clawback rules and require listed companies to file clawback-related disclosures in applicable SEC filings. In light of Nasdaq’s adoption of its clawback listing standards, we adopted our new Clawback Policy, which was filed as an exhibit to the Original Form 10-K, that complies with the new SEC and Nasdaq listing standards, and provides that the Company shall recover certain incentive-based compensation of our current and former executive officers in the event the Company is required to issue restated consolidated financial statements with a qualifying accounting restatement.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.
Pay Versus Performance Table
The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2021, 2022, and 2023. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.
Year	Summary Compensation Table Total for PEO ($)(1)(2)(3)	Compensation Actually Paid to PEO ($)(1)(3)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)(2)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(5)	Net Loss ($) Attributable to Common Stockholders ($)(6)(7) (in thousands)
2023	$815,854	$611,189	$560,486	$472,646	$0.08	$(41.30)
2022	$1,087,406	$491,160	$592,096	$442,188	$3.55	$(47.45)
2021	$3,059,658	$1,356,572	$929,294	$598,918	$42.54	$(52.60)

(1)
During fiscal years 2023, 2022 and 2021, the PEO was Lisa Conte. During fiscal year 2023, the non-PEO NEOs were Dr. Chaturvedi, Dr. King, and Mr. Wolin. During fiscal year 2022, the non-PEO NEOs were Dr. Chaturvedi, Dr. King, Mr. Wolin, and Mr. Wendt. During fiscal year 2021, the non-PEO NEOs were Dr. King, Mr. Wolin, and Mr. Wendt.

(2)
The dollar amounts reported are the amounts of total compensation reported for Ms. Conte and the average total compensation reported for non-PEO NEOs for the applicable fiscal year in the “Total” column of the Summary Compensation Table (SCT).

(3)
Compensation Actually Paid for 2021 and 2022 as reported in last year’s disclosure has been adjusted to reflect the disclosed Summary Compensation Table totals in this proxy statement for the applicable NEOs.

(4)
The following table sets forth the adjustments made to the SCT total for 2023, 2022, and 2021 in the pay versus performance table to arrive at “compensation actually paid” to our PEO and non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K:

Fiscal Year 2023	PEO	Non-PEO NEOs
SCT Total	$815,854	$560,486
Less: Amount reported under the “Stock Awards” & “Option Awards” columns in the SCT	$205,190	$99,846
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$58,078	$28,261
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(38,102)	$(10,841)
Add: Fair value as of vest date of awards granted and vested in the fiscal year	$0	$0

Fiscal Year 2023	PEO	Non-PEO NEOs
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$(19,451)	$(5,414)
Less: Forfeitures during fiscal year equal to prior fiscal year-end value	$0	$0
Total Adjustments	$(204,665)	$(87,840)
Compensation Actually Paid*	$611,189	$472,646
Fiscal Year 2022	PEO	Non-PEO NEOs
SCT Total	$1,087,406	$592,096
Less: Amount reported under the “Stock Awards” & “Option Awards” columns in the SCT	$327,403	$97,811
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$52,685	$16,390
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(91,523)	$(18,798)
Add: Fair value as of vest date of awards granted and vested in the fiscal year	$0	$0
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$(101,440)	$(23,499)
Less: Forfeitures during fiscal year equal to prior fiscal year-end value	$(128,565)	$(26,190)
Total Adjustments	$(596,246)	$(149,908)
Compensation Actually Paid*	$491,160	$442,188
Fiscal Year 2021	PEO	Non-PEO NEOs
SCT Total	$3,059,658	$929,294
Less: Amount reported under the “Stock Awards” & “Option Awards” columns in the SCT	$2,314,061	$456,327
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$327,531	$64,655
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(140,704)	$(37,996)
Add: Fair value as of vest date of awards granted and vested in the fiscal year	$182,253	$35,997
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$241,894	$63,295
Less: Forfeitures during fiscal year equal to prior fiscal year-end value	$0	$0
Total Adjustments	$(1,703,086)	$(330,376)
Compensation Actually Paid*	$1,356,572	$598,918

(5)
The amounts reported represent the measurement period value of an investment of $100 in our stock on December 31, 2020 (the last trading day before the 2021 fiscal year), and then valued again on each of December 31, 2021 (the last trading day of the 2021 fiscal year), December 30, 2022 (the last trading day of the 2022 fiscal year), and December 29, 2023 (the last trading day of the 2023 fiscal year), based on the closing price per share of the Company’s common stock as of such dates and assuming the reinvestment of dividends.

(6)
The amounts reported represent net income (loss) for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.

*
The valuation assumptions for stock option awards included in Compensation Actually Paid are: (i) the expected life of each stock option, which is determined using the “simplified method” and which takes into account the average of the remaining vesting period and remaining term as of the vest or fiscal year end date; (ii) the exercise price and the asset price, which are based on the closing price of our Common Stock traded on the Nasdaq on the vest and fiscal year end date, respectively; (iii) the risk-free rate, which is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest or fiscal year end date; (iv) historical volatility, which is based on the daily price history for our Common stock for each expected life period prior to each vest or fiscal year end date; and (v) the annual dividend yield, which for Jaguar Health was zero as we do not pay dividends.

Relationship Between CAP Amounts and Performance Measures
The following charts show graphically the relationships over the past three years of the CAP Amounts for the PEO and non-PEO NEOs as compared to our (i) cumulative total shareholder return and (ii) net income (loss).
While the Compensation Committee makes executive compensation decisions in consideration of a variety of factors, including corporate and individual performance, the decisions of the Compensation Committee and Board of Directors in 2021, 2022, and 2023 were made independently of these disclosure requirements.

CAP vs. TSR
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Compensation ($000s)
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
Total Shareholder Return on $100 Invested at Beginning of Period
2021
2022
2023
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
JAGX value of $100 Invested 12/31/20

CAP vs. Net Loss
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Compensation ($000s)
$(41.00)
$(43.00)
$(45.00)
$(47.00)
$(49.00)
$(51.00)
$(53.00)
$(55.00)
Net Loss ($ in thousands)
2021
2022
2023
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Loss ($ in thousands)

Compensation of Directors
The following table summarizes the total compensation earned in 2021, 2022, and 2023 for the Company’s non- management directors. Ms. Conte receives no additional compensation for her service as a director.
	Year	Fees Earned or Paid in Cash ($)	Option awards ($)(1)	Stock awards ($)(2)	Total ($)
James J. Bochnowski	2023	100,000	—	40,980	140,980
	2022	87,500	—	49,795	137,295
	2021	33,333	91,372	48,825	173,530
John Micek III	2023	65,000	—	36,677	101,677
	2022	56,875	—	44,543	101,418
	2021	21,667	84,323	44,919	150,909
Jonathan B. Siegel	2023	67,500	—	36,677	104,177
	2022	59,063	—	44,543	103,606
	2021	22,501	84,323	44,919	151,743
Anula Jayasuriya	2023	40,000	—	37,605	77,605
	2022	20,000	—	—	20,000
	2021	—	—	—	—

(1)
Assumptions used in calculating the value of option awards are described in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated herein by reference. The amounts reported for option awards are based on the aggregate grant date fair value computed in accordance with ASC topic 718. The aggregate number of options held by each non-management director officer as of December 31, 2023 was as follows: Mr. Bochnowski was granted an aggregate of 1,496 options (19 options granted in fiscal year 2018, 926 options granted in fiscal year 2019, 201 options granted in fiscal year 2020, 350 options granted in fiscal year 2021, and none in fiscal years 2022 and 2023). Mr. Micek III was granted an aggregate of 991 options (11 options granted fiscal year 2018, 540 options granted in fiscal year 2019, 117 options granted in fiscal year 2020, and 323 options granted in fiscal year 2021, and none in fiscal years 2022 and 2023). Mr. Siegel was granted an aggregate of 1,456 options (6 options granted fiscal year 2018, 925 options granted in fiscal year 2019, 202 options granted in fiscal year 2020, and 323 options granted in fiscal year 2021, and none in fiscal years 2022 and 2023); Dr. Jayasuriya had no options granted in 2022.

(2)
Assumptions used in calculating the value of stock awards which is mainly restricted stock units are described in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated herein by reference. The amounts reported for stock awards are based on the aggregate grant date market value. The aggregate number of restricted stock units held by each non-management director officer as of December 31, 2023 was as follows: Mr. Bochnowski was granted 175 restricted stock units in May 2021, 1,280 in March 2022, and 76,613 in August 2023; Mr. Micek III was granted 161 restricted stock units in May 2021, 1,145 in May 2021 and March 2022, and 68,568 in August 2023; Mr. Siegel was granted 161 restricted stock units in May 2021, 1,145 in March 2022, and 68,568 in August 2023; and Dr. Jayasuriya was granted 1,718 restricted stock units in April 2023 and 68,568 in August 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2021, to which we have been a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year-end for the prior two fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Compensation arrangements for our directors and executive officers are described in our annual proxy statement on Schedule 14A.
Transactions with Napo Therapeutics, S.p.A.
On June 1, 2021, the Company entered into a subscription agreement with Dragon SPAC S.p.A. (“Dragon SPAC”) and its sponsor, pursuant to which Dragon SPAC agreed to issue and sell, in a private placement by Dragon SPAC directly to the Company, units of Dragon SPAC, with each unit consisting of one ordinary share of Dragon SPAC and a warrant to purchase a share, for gross proceeds of approximately €8.8 million (corresponding, as at June 1, 2021, to $10.8 million). Dragon SPAC was an Italy special purpose acquisition company formed for the purpose of entering into a business combination with Napo Therapeutics, S.p.A. (f/k/a Napo EU, S.p.A.), with the aim of developing the pharmaceutical activities of Dragon SPAC/Napo Therapeutics combined entity in Europe. Each warrant entitles the holder thereof to purchase one share at an exercise price of €10 per share at any time prior to the earlier of (i) the 10-year anniversary of the consummation of the business combination and (ii) the five-year anniversary of the listing of the combined entity on a public exchange.
On August 18, 2021, Napo Pharmaceuticals, Inc. (“Napo”), the wholly-owned subsidiary of the Company, entered into a license agreement (as amended, the “License Agreement”) with Napo Therapeutics, S.p.A. (“Napo Thera”), an Italy joint stock company and majority-owned subsidiary of Napo, pursuant to which Napo granted Napo Thera (i) an exclusive license to develop, commercialize and manufacture pharmaceutical products utilizing crofelemer or lechlemer as its active drug substance (collectively, “Products”) in Europe for short bowel syndrome with intestinal failure, HIV-related diarrhea, and symptomatic relief and treatment in patients with congenital diarrheal disorders and (ii) options to licenses to develop, commercialize and manufacture Products in Europe for additional indications. Pursuant to the License Agreement, Napo received an upfront cash payment of $10 million, 33% of which was payable no later than the earlier of sixty days following the consummation of the Merger (defined below) or December 15, 2021 and the remaining balance of which is payable no later than the earlier of the twelve-month anniversary of the consummation of the Merger or within sixty days of when Napo Thera receives more than $20 million from the Merger or private placement proceeds directly into the Combined Company (as defined below). Napo is also eligible to receive development and regulatory milestone payments of up to $12.5 million, tiered royalties ranging from 12% to 18% and additional one-time license fees of up to $40 million in the event that Napo Thera elects to acquire the license to exploit the Products in Europe for additional indications. Napo Thera’s ability to acquire the license for additional indications is subject to the availability of additional funds through financing or otherwise.
On November 3, 2021, Napo Thera and Dragon SPAC consummated a business combination (“Merger”). Following such business combination, Jaguar and the sponsor of the Dragon SPAC owned approximately 97% and 3%, respectively, of the combined company (the “Combined Company”) without taking into effect any ordinary shares of the Combined Company issuable upon conversion of any special shares of the Combined Company or the exercise of any warrants of the Combined Company.
Transactions with Executive Officers
On September 13, 2021 the Company entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with certain investors named therein (collectively, “PIPE Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 4,123 unregistered shares (the “PIPE Shares”) of Common Stock for an aggregate purchase price of approximately $776,197 (the “Private Placement”) or $188.26 per share, a $0.01 premium to market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)). PIPE Investors in the Private Placement include Lisa

Conte, Chief Executive Officer of the Company, and Carol Lizak, Chief Financial Officer of the Company, who each invested approximately $20,000 in the Private Placement.
Transactions with CVP and Its Affiliates
In May 2019, CVP and the Company agreed to exchange two Napo convertible notes for a single CVP Note (“Exchange Note 1”). Per agreement, in consideration of the extension of the maturity date of Exchange Note 1 from December 31, 2019 to December 31, 2021, the Company issued a note (“Exchange Note 2”) with a principal balance of $2.3 million. As of December 31, 2021, the carrying value of Exchange Note 1 was zero.
On March 4, 2020, the Company sold to Iliad Research and Trading, L.P. (“Iliad”), a Utah limited partnership affiliated with Chicago Venture Partners L.P. (“CVP”), a royalty interest entitling Iliad to $500,000 of future royalties on sales of Mytesi (crofelemer) and certain up-front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $350,000.
In September 2020, the Company and CVP also entered into a global amendment agreement, pursuant to which the maturity date of Exchange Note 2 is extended to December 31, 2022. In consideration of CVP’s grant of extension, together with the related fees and other accommodation set forth, principal debt was increased by 5% of the outstanding balance of Exchange Note 2, which was $2.6 million as of the global amendment date. The global amendment requires redemption of Series D Perpetual Preferred Stock prior to payment of principal of Exchange Note 2. The global amendment agreement was accounted for as modification.
Pursuant to the global amendment agreement, the Company issued 842,500 shares of Series D Perpetual Preferred Stock. The Series D Perpetual Preferred shares were redeemable upon the option or discretion of the Company. The Series D Perpetual Preferred stockholders were entitled to receive 8% cumulative stock dividends, to be payable in arrears on a monthly basis for 24 consecutive months. Dividends payable on the Series D perpetual preferred shares shall be payable through the Company’s issuance of Series D Perpetual Preferred share by delivering to each record holder the calculated number of payment-in-kind (“PIK”) dividend shares. The Series D Perpetual Preferred shares were classified as liability and were measured at fair value using the income approach, which considered the weighted probability of discounted cash flows at various scenarios of redemption and perpetual holding of the shares. The Company determined the fair value of $6.4 million at contract inception date with the assistance of an independent valuation service provider to be based on discounted cash flows representing the settlement value of the shares and cumulative dividends issued using an effective borrowing rate of 12% to 15% adjusted for counterparty and a maturity date of September 30, 2021. In consideration of the global amendment agreement, no principal payment shall be made to the Exchange Note 2 until the redemption of Series D Perpetual Preferred shares. Due to the restrictive nature of the timing of cash outflows in response to the settlement of the Exchange Note 2, Series D Perpetual Preferred shares were implicitly deemed to be mandatorily redeemable upon the ultimate settlement of the outstanding balance of Exchange Note 2. The shares were redeemable at $8.00 per share on or before December 31, 2024, the date in which contractual cash outflows of the Exchange Note 2 require the entire settlement or redemption of the Series D Perpetual Preferred shares. In December 2020, the Company entered into a series of exchange agreements with a stockholder pursuant to which the Company agreed to issue a total of 70,622 shares of common stock in exchange for redeeming 859,348 shares of Series D Perpetual Preferred Stock. The series of exchanges was accounted for as an extinguishment which resulted to a loss amounting to $1.3 million. This is included in loss on extinguishment of debt and conversion of Series D Perpetual Preferred Stock on the statement of operations as of December 31, 2021. As of December 31, 2022 and 2021, there were no Series D Perpetual Preferred shares outstanding.
On April 15, 2020, Napo entered into a patent purchase agreement with Atlas Sciences, LLC (“Atlas”), an affiliate of CVP, pursuant to which Atlas agreed to purchase certain patents and patent applications (the “Patent Rights”) relating to Napo’s NP-500 drug product candidate (the “Sale”) for an upfront cash payment of $1.5 million. Concurrently with the Sale, the Company entered into a license agreement with Atlas (as amended on July 30, 2020, the “License Agreement”), pursuant to which Atlas granted the Company an exclusive 10-year license to use the Patent Rights and improvements thereon to develop and commercialize NP-500 in all territories worldwide except greater China, inclusive of the right to sublicense NP-500 development and commercialization rights. As consideration for such license, the Company is obligated to initiate a proof-of-concept Phase 2 study of NP-500 under an investigational new drug (“IND”) application with the U.S. Food and Drug Administration or an IND-equivalent dossier under appropriate regulatory authorities (the “Phase 2 study”) within six months of April 15, 2020. If the Company fails to initiate the Phase 2 study by this date for any reason, including the timely receipt of adequate funding to initiate the Phase 2 study, the Company will incur a trial delay fee equal to $2,515,000 (the “Trial Delay Fee”), which amount is payable monthly over a period of approximately ten months. On October 7, 2020, the Company entered into a fee settlement agreement Atlas, pursuant to which the Company issued to Atlas 666,666 shares of Common Stock (the “Settlement Shares”) and (ii) pre-funded warrants to purchase 2,072,984 shares of Common Stock (the “Settlement Warrants” and, together with the Settlement Shares and the shares of Common Stock underlying the Settlement Warrants, the “Settlement Securities”) as complete settlement and satisfaction of the Trial Delay Fee for an effective offering price of $0.918 per share, which equals the Minimum Price as defined under Nasdaq Listing Rule 5635(d).
On September 1, 2020, the Company entered into an exchange agreement with Iliad, the holder of 5,524,926 shares (the “Original Shares”) of the Company’s Series A Convertible Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), pursuant to which the Company and Iliad agreed to exchange the Original Shares for (i) 842,500 shares (the “Series C Preferred Shares”) of the Company’s Series C Perpetual Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and (ii) 842,500 shares (the “Series D Preferred Shares” and, together with the Series C Preferred Shares, the “Exchange Shares”) of the Company’s Series D Perpetual Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”).
Between October 8, 2020 and December 28, 2020, the Company entered into privately negotiated exchange agreements with Iliad, pursuant to which the Company issued 8,114,583 shares of Common Stock and pre-funded warrants to purchase 2,352,564 shares of Common Stock in the aggregate at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) in exchange for 572,719 Exchange Shares (collectively, the “Preferred Exchange Transactions”). As a result of the Preferred Exchange Transactions, no Series C Preferred Shares or Series D Preferred Shares remain outstanding.
Between September 23, 2020 and January 4, 2021, the Company entered into privately negotiated exchange agreements with CVP, pursuant to which we issued 7,628,443 shares of Common Stock in the aggregate at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) in exchange for a $7,791,619 reduction in the outstanding balance of the Exchange Notes (collectively, the “Note Exchange Transactions”). As a result of the Note Exchange Transactions, as of January 4, 2021, the Exchange Notes have been repaid in full and are no longer outstanding.
On October 8, 2020, the Company sold to Iliad a royalty interest (the “October 2020 Royalty Interest”) entitling Iliad to $18 million of future royalties on sales of Mytesi (crofelemer) and certain up-front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $6 million. In December 2020, the Company and CVP entered into a note exchange agreement to which the Company made a prepayment of principal amounting to $1.0 million, in lieu of making cash payments to CVP on Exchange Note 2, by issuing 5,556 shares of the Company’s common stock to CVP on December 31, 2021. The exchange agreement was accounted for as a modification.
On December 22, 2020, the Company sold to Uptown Capital, LLC (“Uptown”), (f/k/a Irving Park Capital, LLC), an affiliate of CVP (“IPC”), a royalty interest (the “December 2020 Royalty Interest”) entitling Uptown to $12 million of future royalties on sales of Mytesi (crofelemer) and certain up- front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $6 million.
In January 2021, the Company and CVP entered into another note exchange agreement to which the Company made a prepayment of the remaining outstanding balance of Exchange Note 2 amounting to $1.8 million, in lieu of making cash payments to CVP by issuing 6,283 shares of the Company’s common stock to CVP on January 4, 2021. The exchange was accounted for as debt extinguishment which resulted in a loss of $753,000.

On January 19, 2021, the Company and Napo issued a secured promissory note (the “Note”) in the aggregate principal amount of $6,220,813 to Streeterville Capital, LLC, an affiliate of CVP (“Streeterville”), pursuant to a note purchase agreement among the same parties dated as of the even date (the “Note Purchase Agreement”), which Note bears interest at 3.25% per annum and matures on January 20, 2025.
On March 8, 2021, the Company sold to Streeterville a royalty interest (the “March 2021 Royalty Interest”) entitling Streeterville to $10 million of future royalties on sales of Mytesi (crofelemer) for the prophylaxis and/or symptomatic relief of inflammatory diarrhea and certain up-front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $5 million.
Between April 13, 2021 and November 21, 2022, the Company entered into privately negotiated exchange agreements with Iliad, pursuant to which the Company issued 243,304 shares of Common Stock in the aggregate at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the applicable exchange agreement in exchange for a $9,339,699 reduction in the outstanding balance of the October 2020 Royalty Interest. Between March 17, 2023 and March 23, 2023, the Company entered into privately negotiated exchange agreements with Iliad, pursuant to which the Company issued 18,267 shares of Common Stock in the aggregate at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the applicable exchange agreement in exchange for a $1,218,704 reduction in the outstanding balance of the October 2020 Royalty Interest.
Between August 17, 2022 and September 30, 2022, the Company entered into privately negotiated exchange agreements with Streeterville, pursuant to which the Company issued 310,196 shares of Common Stock in the aggregate at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the applicable exchange agreement in exchange for a $5,450,000 reduction in the outstanding balance of the March 2021 Royalty Interest.
On February 8, 2023, Company entered into privately negotiated exchange agreements with Uptown, pursuant to which the Company issued 2,000 shares of Common Stock in the aggregate at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the applicable exchange agreement in exchange for a $675,000 reduction in the outstanding balance of the December 2020 Royalty Interest. At the time of certain of the above-referenced transactions, CVP and its affiliates held in excess of 5% of our outstanding shares of Common Stock.
On April 14, 2022, the Company entered into amendments (the “Royalty Interest Global Amendments”) to (i) the October 2020 Royalty Interest with Iliad, (ii) the December 2020 Royalty Interest with IPC, and (iii) the March 2021 Royalty Interest (together with the October 2020 Royalty Interest and the December 2020 Royalty Interest, the “Royalty Interests”) with Streeterville, pursuant to which the Company was granted the right to exchange from time to time at the Company’s sole discretion, all or any portion of the Royalty Interests for shares of the Company’s common stock at a price per share equal to the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) as of the date of the applicable exchange (the “Exchange Price”).
On April 14, 2022, the Company and Napo (collectively, the “Borrower”) entered into an amendment (the “Note Amendment”) to the Note with Streeterville, pursuant to which the Borrower was granted the right to exchange from time to time at Borrower’s sole discretion, all or any portion of the Note for shares of the Company’s common stock at a price per share equal to the Exchange Price.
On August 24, 2022, the Company sold to Streeterville a royalty interest (the “August 2022 Royalty Interest”) entitling Streeterville to receive $12 million of future royalties on sales of Mytesi (crofelemer) for any indications that could cannibalize crofelemer indications or any other chronic indication and certain up-front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $4 million.
On October 17, 2022, the Borrower entered into an amendment (the “Global Amendment”) with Streeterville to (i) the Note Purchase Agreement and (ii) the Note, as amended by the Note Amendment, dated as of April 14, 2022. Pursuant to the Global Amendment, (i) Streeterville would, under the Note Purchase Agreement, no longer be entitled to the Return Bonus (as defined in the Note Purchase Agreement) in the event of a sale by Borrower of the program to pursue the TDPRV (as defined in the Note Purchase Agreement); (ii) Borrower might not prepay the Note without Streeterville’s prior written consent; and (iii) the deadline to begin the Phase 1 clinical trial for Lechlemer, as provided in the definition of the term “Trial Failure” in the Note, was extended from July 1, 2022 to July 1, 2023.
On March 17 and 23, 2023, the Company entered into another exchange agreement with Iliad, pursuant to which the parties agreed to partition $992,000 and $227,000, respectively from the outstanding balance of the royalty interest. The parties further agreed to exchange the partitioned royalty for 14,533 and 3,733 shares, respectively of the Company’s stock. The exchange consisted of Iliad surrendering the partitioned royalty in exchange for the exchange shares.
On May 8, 2023, the Company entered into a standstill agreement (as amended, the “Standstill Agreement”) with Iliad, Uptown Capital, LLC (f/k/a Irving Park Capital, LLC) (“Uptown”) and Streeterville Capital, LLC (“Streeterville”, and together with Iliad and Uptown, collectively, “Investor”) to allow the Company to refrain from making royalty payments with respect to four outstanding royalty interests issued by the Company to Investor dated October 8, 2020, December 22, 2020, March 8, 2021, and August 24, 2022, respectively (each, a “Royalty Interest” and collectively, the “Royalty Interests”), including any royalty payments due and payable as of May 8, 2023 (the “Standstill Date”), and refrain from buying, selling, or otherwise trading in the Company’s common stock for a period beginning on the Standstill Date and ending on the earliest of (a) the date that is six months following the Standstill Date (b) the date of the public announcement of the probability value in Jaguar’s OnTarget Phase 3 clinical trial of crofelemer for prophylaxis of cancer therapy-related diarrhea (c) and the date of any offering or sale of any debt or equity securities, including without limitation any at-the-market offering (the “Standstill Period”), but excluding any exempt issuances. As a material inducement and consideration for Investor’s agreement to enter into the Standstill Agreement, the Company issued (i) Iliad warrants to purchase up to 826,738 shares of the common stock, (ii) Uptown warrants to purchase up to 1,097,756 shares of the common stock, and (iii) Streeterville warrants to purchase up to 1,892,808 shares of the common stock, at an exercise price of $0.48 per share.
On the same date, the Company entered into an exchange agreement with Uptown to (i) partition a new royalty interest in the royalty repayment amount of $1,073,807 from the outstanding balance of the royalty interest. The parties further agreed to exchange the partitioned royalty for 1,908,651 shares of the Company’s common stock.
On June 28, 2023, the Company entered into the first amendment to the Standstill Agreement, pursuant to which the Standstill Agreement was amended to, among other things, permit (i) the Company to issue an aggregate of 105 shares of the Company’s Series H Convertible Preferred Stock to Investor in exchange for a $756,992 reduction in the outstanding balance of the December 2020 Royalty Interest and a $1,726,888 reduction in the outstanding balance of the August 2022 Royalty Interest (the “Exchange Transaction”) without triggering the termination of the Standstill Period, and (ii) Investor to (A) consummate the Exchange Transaction during the Standstill Period and (B) sell all shares of the Company’s common stock beneficially owned by Investor immediately prior to the consummation of the Exchange Transaction during the Standstill Period.
On the same date, the Company entered into privately negotiated exchange agreements with Uptown and Streeterville, under which the Company issued 32 and 73 shares of the Company’s newly authorized Series H Convertible Preferred Stock (the “Series H Preferred Stock”) to Uptown and Streeterville, respectively, at an effective exchange price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the exchange agreements, in exchange for a $757,000 reduction in the outstanding balance of the December 2020 Royalty Interest and a $1.7 million reduction in the outstanding balance of the August 2022 Royalty Interest, respectively. As of December 31, 2023, the company converted all issued shares of Series H and no shares remain outstanding.
On June 30, 2023, the Company entered into a binding memorandum of understanding (the “Binding MOU”) with the Investor to modify the allocation of the warrants as set forth in the Standstill Agreement such that the Company issued (i) Iliad warrants to purchase up to 1,711,954 shares of the common stock and (ii) Uptown warrants to purchase up to 2,105,348 shares of the common stock, and no warrants were issued to Streeterville under the Standstill Agreement.
On August 14, 2023, the Company entered into an amendment (“the Second Amendment”) to the Standstill Agreement with Iliad and Uptown (together, “Standstill Investor”) to (i) permit the Company to offer and sell securities without triggering the termination of the Standstill Period, and (ii) remove the restriction on Standstill Investor’s ability to buy, sell, or otherwise trade in shares of the Company’s common stock during the Standstill Period.
On September 29, 2023, the Company entered into amendments (the “Royalty Interest Global Amendments”) to (i) the October 2020 Royalty Interest with Iliad, (ii) the December 2020 Royalty Interest with Uptown, and (iii) the August 2022 Royalty Interest with Streeterville, pursuant to which, among other things, the Company agreed to issue to (i) Iliad warrants to purchase up to 232,500 shares of the Company’s common stock, (ii) Uptown warrants to purchase up to 262,500 shares of the common stock, and (iii) Streeterville warrants to purchase up to 255,000 shares of the Common Stock, at an exercise price of $0.37 per share (collectively, the “Royalty Interest Global Amendment Warrants”).
On the same date, the Company entered into a privately negotiated exchange agreement with Uptown, pursuant to which the Company issued an aggregate of 118 shares of the Company’s newly authorized Series I Convertible Preferred Stock (the “Series I Preferred Stock”) to Uptown, at an effective exchange price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the exchange agreement, in exchange for a $1.5 million reduction in the outstanding balance of the December 2020 Royalty Interest.
On December 28, 2023, the Company entered into a privately negotiated exchange agreement with Iliad, pursuant to which the Company issued an aggregate of 4,875,000 shares of the Company’s Common Stocks to Iliad in exchange for a $789,000 reduction in the outstanding balance of the October 2020 Royalty Interest. The effect of the exchange was accounted for as a debt modification.
On January 29, 2024, the Company entered into an exchange agreement with Iliad pursuant to which the Company issued an aggregate of 8,000,000 shares of the Company’s common stock to Iliad in exchange for $900,800 reduction in the outstanding balance of the October 2020 Royalty Interest. Additionally, the Company entered into an exchange agreement with Streeterville, which the Company issued an aggregate of 1,587,632 shares of the Company’s common stock in exchange for $179,000 reduction in the outstanding balance of the August 2022 Royalty Interest.
On March 1, 2024, the Company entered into a privately negotiated exchange agreement with Streeterville (the “Streeterville Exchange Agreement”), pursuant to which the Company issued an aggregate of 179.3822 shares of Series J Preferred Stock to Streeterville at an effective exchange price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the Streeterville Exchange Agreement, in exchange for the surrender of the March 2021 Purchase Agreement by Streeterville (the “Streeterville Exchange Transaction”). Upon completion of the Streeterville Exchange Transaction, all outstanding balance of the March 2021 Purchase Agreement was fully paid and the March 2021 Purchase Agreement was terminated.
On March 5, 2024, the Company issued 10,000,000 shares of the Company’s common stock to Streeterville in exchange for the surrender and cancellation of 40 shares of Series J Perpetual Preferred Stock. Subsequently, on March 19, 2024, the Company issued 8,333,333 shares of the Company’s common stock in exchange for the surrender and cancellation of another 40 shares of Series J Perpetual Preferred Stock.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us or will require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2023, our directors, officers and owners of more than 10% of our Common Stock complied with all applicable filing requirements, except that one Form 4 covering one transaction was filed late for each of Ms. Conte, Dr. King, Mr. Wolin, Ms. Lizak and Dr. Chaturvedi and one Form 4 covering two transactions was filed late for Dr. Jayasuriya.

AUDIT COMMITTEE REPORT
Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles, and discusses with the Audit Committee any issues it believes should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
RBSM LLP (“RBSM”), our Company’s independent auditor for the year ended December 31, 2023, is responsible for expressing an opinion on the fairness of the presentation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America, in all material respects.
In this context, the Audit Committee has reviewed and discussed with management and RBSM the audited financial statements for the year ended December 31, 2023. The Audit Committee has discussed with RBSM the matters that are required to be discussed under the Public Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees”. RBSM has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board’s Ethics and Independence rule 3526 “Communications with Audit Committees Concerning Independence”, and the Audit Committee has discussed with RBSM that firm’s independence.
The Audit Committee has concluded that RBSM’s provision of audit and non-audit services to the Company are compatible with RBSM’s independence.
Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2023 be included in our Annual Report on Form 10-K. This report is provided by the following independent directors, who comprise the Audit Committee:
Audit Committee:
John Micek III, Chairperson James J. Bochnowski Jonathan B. Siegel
March 24, 2024

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
In accordance with SEC Rule 14a-8, in order for stockholder proposals intended to be presented at the 2025 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement for such meeting, they must be received by us at our executive offices in San Francisco, California, before January 20, 2025. The board of directors has not determined the date of the 2025 Annual Meeting of the Company’s Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of the 2025 Annual Meeting of Stockholders.
Stockholder proposals (including recommendations of nominees for election to the board of directors) intended to be presented at the 2025 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to SEC Rule 14a-8, must be received in writing at our principal executive office no earlier than February 21, 2025 and no later March 23, 2025, in accordance with our bylaws. If the date of the 2025 Annual Meeting of Stockholders is scheduled for a date more than 30 days before or more than 60 days after June 21, 2025, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2025 Annual Meeting or the 10th day following the day on which public disclosure of the date of the 2025 Annual Meeting of Stockholders is first made, as set forth in our bylaws.
AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K
A copy of our Annual Report, which includes certain financial information about the Company, is being provided with this Proxy Statement. Copies of our Annual Report (exclusive of exhibits and documents incorporated by reference) may also be obtained for free by directing written requests to: Jaguar Health, Inc., Attention: Jonathan S. Wolin, 200 Pine Street, Suite 400, San Francisco, CA 94104 (415.371.8300 phone). Copies of exhibits and basic documents filed with the Annual Report or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report over the Internet at the SEC’s website, www.sec.gov, or at https://jaguarhealth.gcs-web.com/financial-information/annual-reports.
LIST OF THE COMPANY’S STOCKHOLDERS
A list of our stockholders as of May 13, 2024, the Record Date, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.
If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:
1.
If your shares are registered in your own name, please contact our transfer agent by writing to them at Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660 (Attn: Jaguar Health, Inc. Representative), calling 1-800-937-5449, or emailing helpast@equiniti.com.

2.
If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.
By Order of the Board of Directors. Lisa A. Conte Chief Executive Officer & President
San Francisco, California
May 21, 2024

Annex A
JAGUAR HEALTH, INC.
2014 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE [Date], 2024
1.
ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1   Establishment.   The Plan was originally established effective as of May 12, 2015, was amended and restated effective October 1, 2019, further amended effective May 15, 2020, further amended and restated effective July 7, 2023 and amended and restated effective [date], 2024.
1.2   Purpose.   The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.
1.3   Term of Plan.   The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is most recently adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.
2.
DEFINITIONS AND CONSTRUCTION.

2.1   Definitions.   Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)   “1933 Act” means the Securities Act of 1933, as amended.
(b)   “1934 Act” means the Securities Exchange Act of 1934, as amended.
(c)   “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan,
(d)   “Award” means an Option, Restricted Stock, or Restricted Stock Units granted under the Plan.
(e)   “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.
(f)   “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).
(g)   “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(h)   “Change of Control” means the occurrence of any of the following events:
(i)   A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company. For purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change of Control; or
(ii)   A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or for purposes of this subsection (ii), once any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an additional Change of Control; or
(iii)   A change in the ownership of a “substantial portion of the Company’s assets”, as defined herein. For this purpose, a “substantial portion of the Company’s assets” shall mean assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership. For purposes of this subsection (iii), a change in ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that constitute a “substantial portion of the Company’s assets.” For purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if its primary purpose is to: (1) change the state of the Company’s incorporation, or (2) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction
(i)   “Code” means the Internal Revenue Code of 1986, as amended.

(j)   “Committee” means the committee appointed by the Board (pursuant to Section 3 to administer the Plan.
(k)   “Company” means Jaguar Health, Inc., a Delaware corporation, or any successor corporation thereto.
(l)   “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.
(m)   “Director” means a member of the Board.
(n)   “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. In the case of Awards other than Incentive Stock Options, the Committee, in its discretion, may determine that a different definition of Disability shall apply in accordance with standards adopted by the Committee from time to time.
(o)   “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(p)   “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option
(q)   “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)   If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
(ii)   If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.
(r)   “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such later date as is determined by the Committee at the time it approves the grant. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.
(s)   “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(t)   “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(u)   “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(v)   “Nonemployee Director” means a Director who is not an employee of the Company or any Affiliate.
(w)   “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.
(x)   “Officer” means any person designated by the Board as an officer of the Company.
(y)   “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(z)   “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(aa)   “Participant” means any eligible person who has been granted one or more Awards.
(bb)   “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.
(cc)   “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies,
(dd)   “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee in its discretion to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash flow, (b) earnings per share, (c) gross revenue, (d) market share, (e) return on capital, (f) total shareholder return, or (g) operating profits.
(ee)   “Performance Period” means the time period during which the Performance Goals or continued status as an Employee, Director, or Consultant must be met as determined by the Committee at is sole discretion
(ff)   “Plan” means the Jaguar Animal Health, Inc. 2014 Stock Incentive Plan, as amended.
(gg)    “Restricted Stock Award” means an Award of a Restricted Stock granted pursuant to Section 7.
(hh)   “Restricted Stock Unit Award” means an Award of a right to receive Stock on a future date granted pursuant to Section 8.
(ii)   “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
(jj)   “Section 16 Person” means an individual, who, with respect to the shares of Stock, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.
(kk)   “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(ll)   “Stock” means a share of common stock of the Company, as adjusted from time to time in accordance with Section 4.3.
(mm)   “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(nn)   “Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.
(oo)   “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.
2.2   Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.
ADMINISTRATION.

3.1   The Committee.   The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors are “non-employee directors” under Rule 16b-3 and “independent directors” under the rules of any securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.
3.2   Authority of the Committee.   It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants, and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or for the purpose of satisfying Applicable Laws, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.
3.3   Delegation by the Committee.   The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to any individual who is subject to Section 16 Persons. To the extent of any delegation by the Committee, references to the Committee in this Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

3.4   Decisions Binding.   All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
4.
SHARES SUBJECT TO PLAN.

4.1   Number of Shares.   Subject to adjustment as provided in Section 4.3, and the provisions in this Section 4.1 regarding the annual increase, the aggregate number of shares of Stock that may be issued pursuant to Awards shall not exceed the number of shares available immediately prior to the shareholder approval of this Plan plus 45,500,000 shares (the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year, for a period up to and including January 1, 2033, beginning on January 1st of the year following the year in which the Plan became effective in an amount equal to 5% of the total number of shares of Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Stock than would otherwise occur pursuant to this Section 4.1.
4.2   Lapsed Awards.   If an Award expires without having been exercised in full, or, with respect to Restricted Stock and Restricted Stock Units is forfeited to the Company, the shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the Plan.
4.3   Adjustments in Awards and Authorized Shares.   In the event that any dividend (other than regular, ongoing dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split- up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of stock. Notwithstanding the preceding, the number of shares subject to any Award always shall be a whole number.
5.
ELIGIBILITY.

5.1   Persons Eligible for Awards.   Awards may be granted only to Employees, Consultants and Directors.
5.2   Participation in the Plan.   Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
6.
STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1   [Reserved]

6.2   Exercise Price.   The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.
6.3   Exercisability and Term of Options.   Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.4   Payment of Exercise Price.
(a)   Forms of Consideration Authorized.   Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a Net-Exercise, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)   Limitations on Forms of Consideration — Tender of Stock.   Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
6.5   Certain Additional Provisions for Incentive Stock Options.
(a)   Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.   Subject to Section 4 and adjustment as provided in Subsection 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 45,500,000 shares together with the available number of shares previously approved for issuance as incentive stock options (the “ISO Share Limit”). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4, subject to adjustment as provided in Subsection 4.3.

(b)   Exercisability.   The aggregate Fair Market Value (determined on the Grant Date(s)) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
(c)   Termination of Service.   No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).
(d)   Expiration.   No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
6.6   Effect of Termination of Service.
(a)   Option Exercisability.   Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:
(i)   Disability.   If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Subsection”).
(ii)   Death.   If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (1) months after the Participant’s termination of Service.
(iii)   Termination for Cause.   Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.
(iv)   Other Termination of Service.   If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Subsection 6.6(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Subsection 6.6(a), but in any event no later than the Option Expiration Date.
6.7   Transferability of Options.   During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the 1933 Act.
7.
RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1   [Reserved]
7.2   Types of Restricted Stock Awards Authorized.   Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals.
7.3   Purchase Price.   The purchase price for shares of Stock issuable under each Restricted Stock Award shall be established by the Board in its discretion. Except as may be required by applicable law or established by the Board, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Award.
7.4   Payment of Purchase Price.   Except as otherwise provided below, payment of the purchase price (if any) for the number of shares of Stock being purchased pursuant to any Restricted Stock Award shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
7.5   Vesting and Restrictions on Transfer.   Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Subsection 7.7. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
7.6   Voting Rights; Dividends and Distributions.   Except as provided in this Section 7.6, Subsection 7.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Subsection 4.3, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
7.7   Effect of Termination of Service.   Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) if the Participant did not pay any consideration for any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
7.8   Nontransferability of Restricted Stock Award Rights.   Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
8.
RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Award Agreements evidencing Restricted Stock Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1   [Reserved]
8.2   Types of Restricted Stock Unit Awards Authorized.   Restricted Stock Unit Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals.
8.3   Number of Securities.   Each Award Agreement will specify the number of Awarded Securities and will provide for the adjustment of such number in accordance with Subsection 4.3 of the Plan.
8.4   Purchase Price.   The purchase price for shares of Stock issuable under each Restricted Stock Unit Award shall be established by the Board in its discretion. Except as may be required by applicable law or established by the Board, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Unit Award.
8.5   Payment of Purchase Price.   Except as otherwise provided below, payment of the purchase price (if any) for the number of shares of Stock being purchased pursuant to any Restricted Stock Unit Award shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.6   Vesting and Restrictions on Transfer.   Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Unit Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy.

8.7   Settlement of Restricted Units.
(a)   Procedure; Rights as a Shareholder.   Any Restricted Stock Unit Award granted hereunder will be settled according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. Until the Restricted Stock Unit Awards are settled and the shares of Stock are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote, if applicable, or receive dividends or any other rights as a shareholder will exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Securities are delivered, except as provided in Subsection 4.3 of the Plan or the applicable Award Agreement.
(b)   Nontransferability of Restricted Stock Unit Award Rights.   Rights to acquire shares of Stock pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
8.8   Cessation of Services.   Each Award Agreement will specify the consequences of a Participant’s ceasing to be a Service Provider prior to the settlement of a Restricted Stock Unit Award.
9.
PERFORMANCE-BASED AWARDS

9.1   General.   If the Committee, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation”, the provisions of this Section 9 will control over any contrary provision in the Plan.
9.2   Performance Goals.   The granting and/or vesting of Awards and other incentives under the Plan may, in the discretion of the Committee, be made subject to the achievement of one or more Performance Goals.
9.3.   Procedures.   The Committee will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) determine the Performance Period, (iii) establish the Performance Goals and amounts that may be earned for the Performance Period, and (iv) determine any other terms and conditions applicable to the Award(s).
9.4   [Reserved]
9.5   Determination of Amounts Earned.   Following the completion of each Performance Period, the Committee will certify whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” for a Performance Period only if the Performance Goals for such period are achieved. The Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change of Control or in the event of a termination of employment following a Change of Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or Disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.
10.
CHANGE IN CONTROL.

10.1   Effect of Change in Control on Awards.   Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board may provide for any one or more of the following:

(a)   Accelerated Vesting.   The Board may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.
(b)   Assumption, Continuation or Substitution of Awards.   In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Board, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each share of Stock to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.
(c)   Cash-Out of Outstanding Awards.   The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
11.
TAX WITHHOLDING.

11.1   Withholding Requirements.   Prior to the delivery of any shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
11.2   Withholding Arrangements.   The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise cash or shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such shares will not result in any adverse accounting consequences as the Committee determines in its sole discretion, (d) selling a sufficient number of shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Committee, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
12.
COMPLIANCE WITH SECURITIES LAW.

12.1   Section 16 Persons.   With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
12.2   Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.
12.3   Inability to Obtain Authority.   The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification or rule compliance of the shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which shares of the same class are then listed, or any other governmental regulatory body, as counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the shares, cash or other property as to which such requisite authority will not have been obtained.
13.
AMENDMENT OR TERMINATION OF PLAN.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Subsection 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed.

No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
14.
MISCELLANEOUS PROVISIONS.

14.1   Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
14.2   Successors.   All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
14.3   Rights as Employee, Consultant or Director.   No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
14.4   Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued.
14.5   Delivery of Title to Shares.   Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
14.6   Fractional Shares.   The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
14.7   Retirement and Welfare Plans.   Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

14.8   Section 409A of the Code.   Notwithstanding other provisions of the Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Committee, by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Subsection 14.8 in good faith; provided that neither the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Subsection 14.8.
14.9   Severability.   If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
14.10   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
14.11   Choice of Law.   Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.
14.12   Stockholder Approval.   The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Subsection 4 (the “Authorized Shares”) shall be approved by a majority of the outstanding securities of the Company entitled to vote by the later of (a) a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be, and such Awards shall be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

014475JAGUAR HEALTH, INC.Proxy for Annual Meeting of Stockholders on June 21, 2024Solicited on Behalf of the Board of DirectorsLisa Conte and Carol Lizak, or any of them, each with full power of substitution, arehereby authorized to represent and vote the shares of the undersigned, with all thepowers which the undersigned would possess if personally present, at the AnnualMeeting of Stockholders of JAGUAR HEALTH, INC. to be held on June 21, 2024 or at anypostponement or adjournment thereof.If this proxy is properly completed and returned, shares represented by this proxy willbe voted as directed by the stockholder. If no such directions are indicated, this proxywill be voted in accordance with the recommendations of the board of directors, i.e.,FOR THE NOMINEE in Proposal 1 and FOR Proposals 2, 3, 4 and 5.(Continued and to be signed on the reverse side)1.12024 Annual Meeting Admission Ticket2024 Annual Meeting ofJaguar Health, Inc. StockholdersFriday, June 21, 2024, 8:30 a.m. Local Time200 Pine Street, Suite 400San Francisco, CA 94104Upon arrival, please present this admission ticketand photo identification at the registration desk.

ANNUAL MEETING OF STOCKHOLDERS OFJAGUAR HEALTH, INC.June 21, 2024NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:The Notice of Meeting, proxy statement and proxy cardare available at https://jaguarhealth.gcs-web.com/financial-information/annual-reportsPlease sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEEAND "FOR" PROPOSALS 2, 3, 4 AND 5.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.10130303003000000100 5 062124GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.2. Ratifying the appointment of RBSM LLP as the Company’s independentregistered public accounting firm for the fiscal year ending December 31,2024.3. Approving, on a non-binding advisory basis, the compensation paid by usto our named executive officers as disclosed in the attached ProxyStatement.4. Approving an amendment and restatement of the Company’s 2014 StockIncentive Plan (the “2014 Plan”) to increase the number of shares ofCommon Stock authorized for issuance under the 2014 Plan by45,500,000 shares (equivalent to 758,333 shares following the 1-for-60reverse stock split to be effectuated on May 23, 2024).5. Approving a proposal to grant discretionary authority for the Company toadjourn the Annual Meeting, if necessary, to solicit additional proxies inthe event that there are not sufficient votes at the time of the AnnualMeeting to approve Proposal 4.6. Such other business as properly may come before the Annual Meeting or any adjournment orpostponement thereof.In their discretion, the proxies are authorized to vote upon such other business as may properlycome before the Annual Meeting. This proxy when properly executed will be voted as directedherein by the undersigned stockholder. If no direction is made, this proxy will be voted FORTHE NOMINEE in Proposal 1 and FOR Proposals 2, 3, 4 and 5.FOR AGAINST ABSTAINMARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.FOR AGAINST ABSTAINFOR AGAINST ABSTAIN1. Election of Class III Director:FOR THE NOMINEE Anula JayasuriyaWITHHOLD AUTHORITYFOR THE NOMINEENOMINEE:FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-201-299-4446 from foreign countries fromany touch-tone telephone and follow the instructions. Have yourproxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingthe Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via https://equiniti.com/us/ast-accessto enjoy online access.PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEEAND "FOR" PROPOSALS 2, 3, 4 AND 5.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x10130303003000000100 5 062124COMPANY NUMBERACCOUNT NUMBERANNUAL MEETING OF STOCKHOLDERS OFJAGUAR HEALTH, INC.June 21, 2024NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:The Notice of Meeting, proxy statement and proxy cardare available at https://jaguarhealth.gcs-web.com/financial-information/annual-reports1. Election of Class III Director:FOR THE NOMINEE Anula JayasuriyaWITHHOLD AUTHORITYFOR THE NOMINEENOMINEE:MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.2. Ratifying the appointment of RBSM LLP as the Company’s independentregistered public accounting firm for the fiscal year ending December 31,2024.3. Approving, on a non-binding advisory basis, the compensation paid by usto our named executive officers as disclosed in the attached ProxyStatement.4. Approving an amendment and restatement of the Company’s 2014 StockIncentive Plan (the “2014 Plan”) to increase the number of shares ofCommon Stock authorized for issuance under the 2014 Plan by45,500,000 shares (equivalent to 758,333 shares following the 1-for-60reverse stock split to be effectuated on May 23, 2024).5. Approving a proposal to grant discretionary authority for the Company toadjourn the Annual Meeting, if necessary, to solicit additional proxies inthe event that there are not sufficient votes at the time of the AnnualMeeting to approve Proposal 4.6. Such other business as properly may come before the Annual Meeting or any adjournment orpostponement thereof.In their discretion, the proxies are authorized to vote upon such other business as may properlycome before the Annual Meeting. This proxy when properly executed will be voted as directedherein by the undersigned stockholder. If no direction is made, this proxy will be voted FORTHE NOMINEE in Proposal 1 and FOR Proposals 2, 3, 4 and 5.FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN